                                                  REGISTRATION NO.
                                                                  ------------

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2
    Registration Statement Under The Securities Act of 1933


             THE BILTMORE GROUP OF LOUISIANA, L.L.C.
         (Name of small business issuer in its charter)

  Louisiana                  8261                  72-1423893
---------------         ---------------          --------------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction of            Industrial          Identification Number)
incorporation or      Classification Code
organization)                Number)


                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                 (Address and telephone number
                of principal executive offices)

                       507 Trenton Street
                  West Monroe, Louisiana 71291
                    -----------------------
            (Address of principal place of business
            or intended principal place of business)

                   Joanne M. Caldwell-Bayles
                       507 Trenton Street
                  West Monroe, Louisiana 71291
                         (318) 323-2115
                    -----------------------
                  (Name, address and telephone
                  number of agent for service)

                  Copies of communications to:

                       Clay Carroll, Esq.
                     525 East Court Avenue
                   Jonesboro, Louisiana 71251
                         (318) 259-4184

                     Michael G. Quinn, Esq.
                    154 North Topeka Street
                     Wichita, Kansas 67202
                         (316) 267-0377

                         William Martin
                  MMR Investment Bankers, Inc.
                  550 North 159th Street East
                           Suite 300
                     Wichita, Kansas 67230
                         (316) 733-5081
                    -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pusuant to Rule 462(b) under the Securities Act, please check the following box and list the Securitis Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is a post-effective amendment filed purusant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                CALCULATION OF REGISTRATION FEE
==============================================================================

                              Proposed       Proposed
 Title of       Dollar        maximum        maximum
securities      amount        offering       aggregate
  being         to be        price per       offering       Amount of
registered    registered       unit           price (1)   registration fee
----------     ----------    ---------      ----------      ----------
Co-First       $9,900,000       100%         $9,900,000      $3,000.00
Mortgage
 Bonds

==============================================================================

(1)  The securities to be offered may be purchased in amounts of $250 or more.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

              SENIOR RETIREMENT COMMUNITIES, INC.

     CROSS-REFERENCE SHEET PURSUANT TO PART I OF FORM SB-2

            FORM SB-2 ITEM                      PROSPECTUS CAPTION
           ---------------                      ------------------
1.   Front of Registration Statement      Front of Registration Statement;
     and Outside Front Cover Page of      Outside Front Cover Page
     Prospectus. . . . . . . . . . . .
2.   Inside Front and Outside Back        Inside Front and Outside Back Cover
     Cover Pages of Prospectus . . . .    Pages
3.   Summary Information and Risk         Prospectus Summary; Risk Factors
     Factors . . . . . . . . . . . . .
4.   Use of Proceeds . . . . . . . . .    Prospectus Summary; Sources and Uses
                                          of Proceeds
5.   Determination of Offering Price      Not Applicable
6.   Dilution. . . . . . . . . . . . .    Not Applicable
7.   Selling Security Holders. . . . .    Not Applicable
8.   Plan of Distribution. . . . . . .    Prospectus Summary; Underwriting
9.   Legal Proceedings . . . . . . . .    Legal Proceedings
10.  Directors, Executive Officers,       Management
     Promoters and Control Persons . .
11.  Security Ownership of Certain        Principal Owners of the Company
     Beneficial Owners and Management
12.  Description of Securities . . . .    Description of Bonds
13.  Interest of Named Experts and        Legal Matters; Experts
     Counsel . . . . . . . . . . . . .
14.  Disclosure of Commission             Not Applicable
     Position on Indemnification for
     Securities Act Liabilities. . . .
15.  Organization within Last Five        Not Applicable
     Years . . . . . . . . . . . . . .
16.  Description of Business . . . . .    Prospectus Summary; Risk Factors;
                                          Sources and Uses of Proceeds;
                                          Business; Management; Certain
                                          Transactions; Principal Owners of the
                                          Company; The Company's Plan of
                                          Operation; Financial Statements
17.  Management's Discussion and
     Analysis of Plan of Operation . .    The Company's Plan of Operation
18.  Description of Property . . . . .    Description of Property
19.  Certain Relationships and            Certain Transactions
     Related Transactions. . . . . . .
20.  Market for Common Equity and         Not Applicable
     Related Stockholder Matters . . .
21.  Executive Compensation. . . . . .    Management - Executive Compensation

22.  Financial Statements. . . . . . .    Financial Statements
23.  Changes in and Disagreements         Not Applicable
     with Accountants on Accounting
          and Financial Disclosure . .

================================================================================

PROSPECTUS                                            Dated             , 1999
                                                           -------------
                             $9,900,000.00

                THE BILTMORE GROUP OF LOUISIANA, L.L.C.
                Co-First Mortgage Bonds Consisting of:
   $1,800,000 Co-First Mortgage Bonds, Series 1999-I (the "Minden Project") $2,700,000 Co-First Mortgage Bonds, Series 1999-II (the "Oak Creek Project") $1,800,000 Co-First Mortgage Bonds, Series 1999-III (the "Bastrop Project")
$1,800,000 Co-First Mortgage Bonds, Series 1999-IV (the "Farmerville Project") $1,800,000 Co-First Mortgage Bonds, Series 1999-V (the "Natchitoches Project")

     The Biltmore Group of Louisiana, L.L.C. (the "Company") is a newly formed Louisiana limited liability company that will develop, acquire and operate retirement and assisted living facilities in certain cities primarily in the State of Louisiana and in one city in the State of Arizona. The
Company will conduct business as Arbor Retirement Community in Louisiana. In Arizona, the Company will conduct business as The Biltmore of Oak Creek. The Company is offering $9,900,000.00 of co-first mortgage bonds (herein collectively referred to as the "Bonds") in five series, with the proceeds from each series being used for a particular project as set forth above.
Herein, the Company's five projects are collectively referred to as the "Facilities." The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered, sold and subject to minimum proceeds prior to the issuance thereof. Pending receipt of minimum proceeds for each series of bonds, the proceeds for the subscriptions thereto will be held in escrow pursuant to an Escrow Agreement between the Company and Colonial Trust Company (the "Trustee").
     The Bonds are issued as fully registered bonds in denominations of $250 or any integral multiple thereof. All Bonds will be issued in book-entry form unless the purchaser requests a printed bond. Payments of principal and interest thereunder will be paid by the Trustee, as paying agent and registrar of the Bonds. A portion of the Bonds bear simple interest payable semiannually, and some of the Bonds bear compound interest payable at maturity. See "Maturity Schedules." Interest on the Series
1999-I, III, IV and V Bonds will accrue from their respective dates of issue whether or not the respective minimum offering amounts have been reached. Interest on the Series 1999-II Bonds will accrue from the date payment for the Series 1999-II Bonds is received in the office of MMR Investment Bankers, Inc. (the "Underwriter") whether or not the minimum offering amount for this series of bonds has been reached. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture (the "Trust Indenture") between the Company and the Trustee. The Bonds are subject to redemption prior to the respective maturities, in whole or in part, as more fully described herein. See "Description of Bonds".

THE BONDS INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS CONCERNING THE COMPANY AND THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE BONDS ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY. THE BONDS ARE NOT RATED BY ANY RECOGNIZED RATING AGENCY.


Series (1)           Price to     Underwriting     Proceeds to
                     Public (2)   Discounts and     Company
                                  Commissions (3)

Series 1999-I  . . .  100%               6%             94%
Series 1999-II . . .  100%               6%             94%
Series 1999-III. . .  100%               6%             94%
Series 1999-IV . . .  100%               6%             94%
Series 1999-V. . . .  100%               6%             94%
Total. . . . . . . .  100%               6%             94%


(Notes continued on next page)

                         MMR INVESTMENT BANKERS, INC.

     The Bonds are offered by MMR Investment Bankers, Inc. (the "Underwriter") on a best efforts basis as agent for the Company. The Bonds are offered subject to prior sale. The offering of the Bonds (the "Offering") will continue until the sale of all Bonds or for a period of one year from the
date of this Prospectus.   It is expected that the Bonds will be delivered
in book-entry form, subject to the sale of minimum funds for each series of Bonds, through the facilities of the Trustee within thirty (30) days from the date subscriptions for the Bonds are received.

(Notes continued from the front page)
(1) The Series 1999-I Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The Series 1999-II are subject to the sale of a minimum of $600,000 in principal amount of Bonds. The Series 1999-III Bonds are subject to the sale of a
        minimum of $400,000 in principal amount of Bonds.   The Series
        1999-IV Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The Series 1999-V Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. Subject to the sale of all Bonds and any adjustments, the Underwriter will receive an aggregate maximum sales commission of $594,000. See "Underwriting." The Company, the Company's affiliates, the Underwriter and the Underwriter's affiliates may purchase Bonds in order to reach the minimum offering amounts for any series of the Bonds. These parties will not be restricted to the amount of Bonds that they may purchase. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
(2) The Bonds are issued as fully registered bonds in denominations of $250 or any integral multiple thereof.
(3) Before deducting expenses payable by the Company estimated at $250,000, including an investment banking fee in the amount of $128,700 paid to the Underwriter for its technical assistance in connection with the Offering, $60,000 to be paid by the Trustee to the Underwriter over the terms of the Bonds and miscellaneous expenses estimated to be $61,300 for registration fees, legal fees, accounting fees and other costs associated with the Offering.

THESE SECURITIES ARE OFFERED FOR SALE IN THE STATES OF COLORADO, KANSAS, LOUISIANA AND WYOMING PURSUANT TO A PERMISSIVE REGISTRATION WITH THE SECURITIES COMMISSIONERS OF THESE STATES. THESE SECURITIES ARE ALSO OFFERED FOR SALE IN THE STATES OF PENNSYLVANIA AND TEXAS PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THESE STATES' SECURITIES ACTS. THE REGISTRATIONS AND EXEMPTIONS FROM REGISTRATION DO NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT BY THE COMMISSIONERS NOR DOES THE REGISTRATIONS OR EXEMPTIONS FROM REGISTRATION SIGNIFY THAT THE COMMISSIONERS HAVE APPROVED OR PASSED UPON THE INVESTMENT MERIT OF SUCH SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.


                    PENNSYLVANIA RESIDENTS/INVESTORS
EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d), DIRECTLY FROM THE ISSUER OR AFFILIATE OF THE ISSUER, SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON WITHIN
2 BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE, OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN 2 BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

                       TEXAS RESIDENTS/INVESTORS
THESE SECURITIES ARE OFFERED FOR SALE ONLY TO FINANCIAL INSTITUTIONS, INSTITUTIONAL INVESTORS AND ACCREDITED INVESTORS AS DEFINED IN SECTION 109.3 OF THE TEXAS SECURITIES ACT.



    (Artist rendering of a facility of the Company and Company's logo will go in this space)



The Company intends to furnish annual reports containing audited financial statements to its bondholders.

                           MATURITY SCHEDULES

        Series 1999-I Bonds
Maturity    Type    Interest  Principal
Date        (1)      Rates    Retired (2)

10/01/00    S        7.00%       $21,000
04/01/01    S        7.50%       $21,500
10/01/01    S        7.50%       $24,000
04/01/02    S        8.00%       $25,000
10/01/02    S        8.00%       $29,500
04/01/03    S        8.50%       $30,250
10/01/03    C        8.50%       $21,750
04/01/04    S        9.00%       $31,500
10/01/04    C        9.00%       $20,500
04/01/05    S        9.25%       $33,000
10/01/05    C        9.25%       $19,250
04/01/06    S        9.50%       $34,750
10/01/06    S        9.50%       $36,250
10/01/06    S        9.50%    $1,451,750



     Series 1999-II Bonds
Maturity     Type   Interest   Principal
Date          (1)     Rate      Retired (2)

05/01/04      S     9.00%     $2,700,000


             Series 1999-III Bonds
Maturity     Type   Interest   Principal
Date         (1)     Rate       Retired (2)

11/01/99      C     6.50%        $77,000
05/01/00      C     7.00%        $74,500
11/01/00      C     7.00%        $81,000
05/01/01      C     7.50%        $77,750
11/01/01      C     7.50%        $83,500
05/01/02      C     8.00%        $79,500
11/01/02      C     8.00%        $84,500
05/01/03      C     8.50%        $79,500
11/01/03      C     8.50%        $76,500
05/01/04      C     9.00%        $71,500
11/01/04      C     9.00%        $68,500
05/01/05      C     9.25%        $64,500
11/01/05      C     9.25%        $62,000
05/01/06      C     9.50%        $58,000
11/01/06      C     9.50%        $55,500
11/01/06      C     9.50%       $706,250



          Series 1999-IV Bonds
Maturity     Type   Interest   Principal
Date         (1)     Rate       Retired (2)

12/01/00     S       7.00%       $17,250
06/01/01     S       7.50%       $18,000
12/01/01     C       7.50%       $23,000
06/01/02     S       8.00%       $27,750
12/01/02     C       8.00%       $30,000
06/01/03     S       8.50%       $39,500
12/01/03     C       8.50%       $28,250
06/01/04     S       9.00%       $41,250
06/01/04     S       9.00%    $1,575,000



      Series 1999-V Bonds
Maturity     Type   Interest   Principal
Date         (1)     Rate       Retired (2)

01/01/01     S      7.00%        $17,250
07/01/01     S      7.50%        $18,000
01/01/02     C      7.50%        $23,000
07/01/02     S      8.00%        $27,750
01/01/03     C      8.00%        $30,000
07/01/03     S      8.50%        $39,500
01/01/04     C      8.50%        $28,250
07/01/04     S      9.00%        $41,250
07/01/04     S      9.00%     $1,575,000


Note 1: S = Simple Interest Bonds; interest payable semiannually until maturity. C = Compound Interest Bonds; interest compounded semiannually and payable at maturity.

Note 2: The Series 1999-I Bond Issue has a balloon payment of $1,451,750 due on September 30, 2006. The Series 1999-II Bond Issue has a balloon payment of $2,700,000 due on April 30, 2004. The Series 1999-III Bond Issue has a balloon payment of $1,416,771 due on October 31, 2006 consisting of $706,250 in principal and $710,521 in accrued interest. The Series 1999-IV and Series 1999-V Bond Issues each have balloon payments of $1,575,000 due on May 31, 2004 and June 30, 2004, respectively.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including risk factors, financial statements and notes thereto appearing elsewhere in this Prospectus.

The Company

     The Biltmore Group of Louisiana, L.L.C. is a development stage limited liability company formed under the laws of the State of Louisiana for the purpose of developing, acquiring and operating retirement and assisted living facilities in four locations in Louisiana and one location in Arizona. The Company's executive offices are located at 507 Trenton Street, West Monroe, Louisiana, and the Company's telephone number is (318) 323-2115. See "Business."

The Offering

Bonds Offered. . . . . . . The Company is offering $9,900,000.00 of co-first mortgage bonds in five series, with the proceeds from each series being used for a particular project. The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture between the Company and the Trustee. See "Description of
                           Bonds - Description of Liens" and "Description of Bonds - General."

                           The Series 1999-I Bonds will be dated April 1, 1999, and are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-I Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,738,500 that will mature serially and bear simple interest payable by check mailed to the registered owners each October 1 and April 1 until maturity and bonds in the principal amount of $61,500 that will mature serially and bear interest compounded semiannually each
                           October 1 and April 1 that is payable at maturity.

                           The Series 1999-II Bonds will be dated May 1, 1999, and are subject to the sale of a minimum of $600,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-II Bonds is $2,700,000. The Series 1999-II Bonds will mature serially and bear simple interest payable by check mailed to the registered owners each November 1 and May 1 until maturity.

                           The Series 1999-III Bonds will be dated May 1, 1999, and are subject to the sale of a minimum of $400,000
                           in principal amount of Bonds.   The aggregate
                           principal amount of the Series 1999-III Bonds is $1,800,000. The Series 1999-III Bonds will mature serially and bear interest compounded semiannually each November 1 and May 1 that is payable at maturity.

                           The Series 1999-IV Bonds will be dated June 1, 1999, and are subject to the sale of a minimum of $400,000
                           in principal amount of Bonds.   The aggregate
                           principal amount of the Series 1999-IV Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,718,750 that will mature serially and bear simple interest payable by check mailed to the registered owners each December 1 and June 1 until maturity and bonds in the principal amount of $81,250 that will mature serially and bear interest compounded semiannually each December 1 and June 1 that is payable at maturity.

                           The Series 1999-V Bonds will be dated July 1, 1999, and are subject to the sale of a minimum of $400,000
                           in principal amount of Bonds.   The aggregate
                           principal amount of the Series 1999-VI Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,718,750 that will mature serially and bear simple interest payable by check mailed to the registered owners each January 1 and July 1 until maturity and bonds in the principal amount of $81,250 that will mature serially and bear interest compounded semiannually each
                           January 1 and July 1 that is payable at maturity.

                           Interest on the Bonds is included in gross income for federal tax purposes. See "Description of Bonds."

Denominations. . . . . . . $250 or integral multiples thereof.

Maturity . . . . . . . . . See Maturity Schedules on page 3 hereof.

Subscription for Bonds . . Each person who wishes to purchase a Bond must execute a subscription agreement covering the Bond(s) being purchased. The subscription argeement is generated by the Underwriter upon receiving verbal indication from a subscriber for the Bond(s) the subscriber has selected from the available maturities. Subscribers may purchase any of the series of Bonds. Prior to executing the subscription agreement, the subscriber will be provided a Prospectus by the Underwriter. See "Underwriting - Subscription for Bonds."

Operating Funds. . . . . . Under the Trust Indenture, the Company must establish an operating fund account for each of the five series of bonds. The Company will make monthly deposits into the operating fund accounts in amounts predetermined to be sufficient at all times to pay the principal and interest of the
                           Bonds.   See "Description of Bonds - Operating
                           Fund Requirements."

Redemption . . . . . . . . The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity. The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. See "Description of Bonds - Prepayment."

Covenants. . . . . . . . . In addition to its obligation to remit the principal and interest payments when due, the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or material men's liens that may become payable. The Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the Bonds. Also, the Company has obtained a key employee insurance policy covering the life of the Managing Member of the Company in the amount of $500,000 payable to the Company and $1,000,000 assignable to the Trustee for the benefit of the Bondholders. See "Description of Bonds."

Bond Reserve Fund. . . . . The Company has agreed to establish a bond reserve account ("Bond Reserve Account") which will be funded by the Series 1999-I, III, IV and V Bonds. See "Sources and Uses of Proceeds." The purpose of the Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date, the Trustee may apply available funds to the principal and interest due on the Bonds. If all the Bonds are sold, the Bond Reserve Account will be funded in the amount of $537,000. The Bond Reserve Account will remain in place for a period of 7 1/2 years from May 1, 1999. At the end of the 7 1/2 year period said reserve funds will be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. See "Description of Bonds - Bond Reserve Account."

Trustee. . . . . . . . . . Colonial Trust Company of Phoenix, Arizona has
                           agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee. The Trustee has also agreed to serve as Paying Agent, Registrar, Disbursing Agent and Escrow Agent. The Trustee is not a guarantor or surety, does not in any way guarantee or act assurety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence. See "Description of Bonds."

Trust Indenture. . . . . . The Company pledges, transfers and assigns to the
                           Trustee, in trust, to secure the payment of the Bonds, all of its rights, title and interest to the first receipts of any and all revenues of the Facilities, the real property of the Company and the furnishings and equipment of the Company and all monies and securities held by the Trustee under the terms of the Trust Indenture. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company. The properties securing the Bonds are located in the Northern Louisiana communities of Minden, Bastrop and Farmerville and
                           Natchitoches and Sedona, Arizona.   Pursuant to the
                           Trust Indenture, each bond will be issued on parity with the other Bonds. See "Description of Bonds."

Proceeds Escrow. . . . . . All proceeds from the sale of Bonds will be deposited with Colonial Trust Company as "Escrow Agent" pursuant to an Escrow Agreement entered into between the Company and the Escrow Agent. Pursuant to the terms of the Escrow Agreement, all proceeds from the sale of the Bonds will be deposited with the Escrow Agent, subject to the sale of minimum funds for any series of Bonds, as set forth herein. In the event minimum funds for any series of Bonds is not received within the time set forth herein, the Company will promptly pay to the Escrow Agent such sum of money as will be necessary, if any, when added to the sums held in escrow, including interest earned thereon, to pay to the subscribers the principal amount of their subscription together with the interest from the date of issue through the escrow termination date at the rate attributable to the Bonds subscribed to by the subscriber. During the escrow period, the subscriber will not have access to funds held in the Escrow Account. See "Description of
                           Bonds - Escrow and Disbursement of Bond Proceeds."

Use of Proceeds. . . . . . Subject to the sale of minimum funds for each series of Bonds, the net proceeds will be used to fund a small portion of the operating fund payments on the Bonds, fund a reserve account, provide financing for the construction, furnishing and equipping of the Company's Facilities and payoff interim/construction financing on the Facilities. See "Sources and Uses of Proceeds."

Risk Factors . . . . . .   An investment in the Bonds are speculative and
                           involves a high degree of risk. Among such risks are the following: no assurance of sale of any series of the Bonds; sale of the Minimum Offerings will not be sufficient to retire the interim/construction loans; and the Company will be required to make substantial balloon payments at the final maturities of the Bonds. Potential investors should carefully consider the factors set forth under "Risk Factors."


Financial Summary
     As of December 31, 1998, the Company had total assets of $3,953,961, total liabilities of $2,174,025 and total members equity of $1,088,646. The members of the Company have contributed a total of $1,112,762.50 in capital to the Company. Since the Company's inception on July 1, 1998 through December 31,1998, the Company has generated no revenues and has incurred cumulative expenses of $24,117. See "Financial Statements" beginning on page F-1 of the Prospectus.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Bonds offered by this Prospectus. An investment in the Bonds is speculative and involves a high degree of risk. Certain of these risks are set forth below and should be considered by investors, among others, as a part of their overall evaluation before making a decision to purchase Bonds.

No Commitment to Purchase Bonds; Deposit of Subscriptions
     The Underwriter, in selling the Bonds, is acting as agent of the Company on a "best efforts" basis. The Underwriter is only obligated to use its best efforts to sell the Bonds, and the Company will not receive any proceeds of any series of the Bonds unless the Underwriter sells Bonds equal to the minimum amount of bonds applicable to a series of Bonds. During the offering period, the Underwriter will deposit all subscriptions from the sale of the Bonds with the Escrow Agent, which funds will be held until the minimum offering for a series of Bonds is met. Thereafter, such funds shall be disbursed to the Company and applied for the purposes set forth herein.
See "Sources and Uses of Proceeds." If the minimum offering for any series of Bonds is not sold, potential investors will loose the use of their funds during the offering period, and any extension thereof, although the Company has agreed to promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to funds held in escrow, including interest earned thereon, to pay to the subscribers of the bonds the principal amount of such subscriptions together with the interest applicable to such Bonds through the escrow termination date. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds."

Risk Associated with Bonds - Co-First Mortgage
     The Company has obtained and will obtain interim/construction loans
(the "Interim Loans") with The First Republic Bank of Monroe, Louisiana ("FRB") and Church Loans and Investments Trust of Amarillo, Texas ("CLT"), hereinafter collectively referred to as the Interim Lenders, for the
construction and acquisition of the Company's Facilities.   The Company
obtained the construction loan for the Minden Project ("Minden Construction Loan") on October 2, 1998 in the amount of $1,358,520 from FRB. The Company obtained the interim loan for the Oak Creek Project ("Oak Creek Interim
Loan") on October 20, 1998 in the amount of $2,174,025 from CLT. The Company obtained the construction loan for the Bastrop Project ("Bastrop Construction Loan") on November 24, 1998 in the amount of $1,220,000 from CLT. The Company agreed to the terms of a construction loan commitment issued by CLT for the construction financing of the Farmerville Project ("Farmerville Construction Loan") on February 1, 1999. The Farmerville Construction Loan will be in the amount of $1,330,000 and will be due 12 months after the initial funding of the loan. The Company agreed to the terms of a construction loan commitment issued by CLT for the construction financing of the Natchitoches Project ("Natchitoches Construction Loan") on February 1, 1999. The Natchitoches Construction Loan will be in the amount of $1,450,000 and will be due 12 months after the initial funding of the loan.

     Each interim/construction loan is secured by a Co-First Mortgage on the corresponding project that will be constructed or has been construction (the Oak Creek Project) from the proceeds of the respective interim/construction loan. If any of the loans go into default, the lender may exercise it rights, including Lender's right under the mortgage and the applicable Lienholder Agreement to accelerate the defaulted interim/construction loan and the applicable bonds and, if not paid, then foreclose the subject property securing the applicable interim/construction loan. There is no assurance that the Company would be able to secure alternative financing to replace the interim/construction loan(s) on a timely basis. Notwithstanding the fact that the security for each of the Facilities is in parity with its respective interim/construction loan, there can be no assurance that the proceeds arising from any sale of any of the Facilities, even though the construction has been fully completed, would be sufficient to fully repay the respective interim/construction loan and the then outstanding Bonds. Under the terms of the Lienholder Agreements, all receipts from collection and foreclosure are to be allocated between the interim/construction loan and the corresponding series of Bonds in proportion to the respective principal balances outstanding. See "Description of Property - Financing of the Company's Facilities", "Description of Bonds - Escrow and Disbursement of Bond Proceeds", "Sources and Uses of Proceeds" and "The Company's Plan of Operation."

Substantial Balloon Payment Requirements for the Bonds
     In order to retire all of the Bonds, the Company is required to make a substantial balloon payment on the final maturity for each series of bonds. See "Maturity Schedules." The Company is required to make a one-time payment of $1,451,750 on September 30, 2006, to pay principal due at that time on the remaining outstanding Series 1999-I Bonds. The Company is required to make a one time payment of $2,700,000 on April 30, 2004, to pay principal due at that time on the remaining outstanding Series 1999-II Bonds. The Company is required to make a one time payment of $1,416,771 on October 31, 2006, to pay principal and interest due at that time on the remaining outstanding Series 1999-III Bonds. The Company is required to make a one time payment of $1,575,000 on May 31, 2004, to pay principal due at that time on the remaining outstanding Series 1999-II Bonds. The Company is required to make a one time payment of $1,575,000 on June 30, 2004, to pay principal due at that time on the remaining outstanding Series 1999-II Bonds. There is no assurance the Company will have sufficient funds to do so, and, if not, may have to refinance the balance of the Bonds then due. There is also no assurance the Company will be able to refinance an amount sufficient to retire all of the Bonds then outstanding.

Presence of Debt
     The Company is newly formed and without any operating history. The financing activities of the Company will be made primarily through the issuance of debt. As a result, the Company will be highly leveraged. Moreover, the Company will initially be highly dependent upon the proceeds received as a result of the issuance of the Bonds in order to service the debt incurred under the Bonds and, thereafter, the payment of debt will be based upon income from the Company's operation of the Facilities. There is no assurance that such operations will be successful. Other than a pledge of the land and buildings constituting the Facilities and a pledge of the gross income for the benefit of the Bonds, there are no other credit enhancements to secure the payment of the Bonds such as personal guarantees of members, letters of credit or other additional forms of security for the Bonds. The obligations for the payment of principal and interest of the Bonds are entirely the obligation of the Company. Such obligations are without recourse to the stockholders of the Company.

No Assurance of Operating Fund Payments
     Proceeds of this Offering, in part, will be used to fund the first monthly operating fund payments on all five series of bonds in amounts approximately equivalent to the first six month operating fund payments assuming all of the Bonds are sold. There is no assurance that the Company will have sufficient funds to pay the operating fund payments after the initial operating fund payments (that are to be funded from bond proceeds) have been expended. Failure of the Company to make the operating fund payments constitutes an event of default upon which the Trustee may accelerate the Bonds. See "Description of Bonds - Initial Operating Fund Payments", "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of Default."
     Proceeds of this Offering also will be used to fund the Bond Reserve Account to be applied by the Trustee to pay the principal and interest due on the Bonds only in an event of default. The Trustee will maintain the Bond Reserve Account and will be in effect for 7 1/2 years from May 1, 1999. Should the Company fail to make the required deposits into the operating fund account necessary to pay the principal and interest due on the payment dates, and should the Bond Reserve Account be entirely expended for said purposes, there may not be sufficient funds available to repay bondholders in a timely manner. At the end of the 7 1/2 year period, any funds remaining in the Bond Reserve Account must first be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. If all of the Bonds have been retired prior to the end of the 7 1/2 year period, then the Bond Reserve Account will be released to the Company. See "Description of Bonds - Bond Reserve Accounts."
     If only a portion of the Bonds are sold, the operating fund payments may be adjusted to correspond with the principal and interest then outstanding, but at no time be less than the required amount to pay any principal and/or interest that would be due on any interest computation date.

Possible Withdrawal of Underwriter
     The Underwriter is subject to civil litigation brought by the Securities Commissioner of Kansas on behalf of the State of Kansas. This case stems from the Underwriter's participation in a series of church bond offerings of a single church located in Wichita, Kansas. The Securities Commissioner of Kansas seeks a permanent injunction restraining and enjoining the Underwriter, its control persons and others from directly or indirectly employing any device, scheme, or artifice to defraud; engaging in an act, practice or course of business which would operate as a fraud or deceit upon any person; and/or making any untrue statements of material fact and/or omitting to state material facts necessary in order to make other statements made not misleading, and, seeking restitution jointly and/or severely in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. It is likely that during the offering of the Bonds, that this matter may be adjudicated, settled, or otherwise, and the authority of the Underwriter to engage in the securities business may be suspended, revoked or limited. Currently, this litigation is in its discovery stage, and the Underwriter has determined to vigorously defend the case. However, in the event the Underwriter is unable to continue its business as a broker dealer of securities, it will have to withdraw from its participation in this Offering and, in all likelihood, the Offering will be terminated unless and until the Company is successful in finding another Underwriter willing to participate in the sale of the Bonds.

Lack of Secondary Market
     The Underwriter does not intend to make a market in the Bonds. There is no quoted market for the Bonds and there is no assurance a market will develop. There is no guarantee that all or a substantial portion of the Bonds will be sold. The marketability of the Bonds may also be influenced by other general market conditions, such as the overall strength of the bond market, which is influenced by a number of factors, such as changes in prevailing interest rates which may have an adverse effect on the price of the Bonds upon their sale and which are beyond the control of the Company. In addition, the Bonds have not received any credit rating by a Nationally Recognized Statistical Rating Organization. The absence of any such rating could adversely affect the ability of an investor to sell the Bonds or the price at which the Bonds are sold. Therefore, the likelihood of a market developing may be remote at best. A decision to purchase Bonds should be made with the understanding the Bonds most likely will have to be held until maturity, as there is no quoted secondary market for the Bonds, nor is there the likelihood one will develop. Purchasers of the Bonds should consider their ownership of the Bonds as an illiquid investment.

Limitations of the Trust Indenture
     The Bonds will be issued pursuant and subject to the provisions of a certain Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company of Phoenix, Arizona, as Trustee, Bond Registrar and Paying Agent (the "Trustee"). The Company is not required to qualify the Trust Indenture under The Trust Indenture Act of 1939 as amended (the "Act"). Thus, the Company has elected not to qualify the Trust Indenture under the Act. Although the Trust Indenture utilized by this Company does not conform entirely to the required provisions to the Trust Indenture Act of 1939, the overall agreement of the Trust Indenture does incorporate the essential provisions for the protection of bondholders. See "Description of Bonds."

Enforcement of Trust Indenture
     The enforceability of the terms of the Trust Indenture is qualified to the extent that enforcement of the rights and remedies created by it is subject to bankruptcy, fraudulent conveyance, moratorium, insolvency, reorganization, and similar laws of general application affecting the rights and remedies of creditors and secured parties. The remedy of specific enforcement or of injunctive relief is subject to the discretion of the court for which any proceedings may be brought. To the extent the enforceability of the Trust Indenture is affected by such bankruptcy, insolvency, reorganization or similar laws, the rights of the Trustee or the Bondholders, and their ability to make recovery, in whole or in part, could be adversely affected.

Additional Bonds
     The terms of the Trust Indenture enable the Company to further encumber the Facilities securing the Bonds by permitting the issuance of additional bonds at a future date. To the extent any additional bonds are issued, these additional bonds would be issued on parity with the Bonds and would, in turn, share proportionately with the Bonds in any proceeds that might arise from a foreclosure or similar proceeding following a default by the Company, thereby diminishing the proceeds available for repayment of the Bonds. See "Description of Bonds" and "The Company's Plan of Operation."

Notification of Bonds Maturing
     Semiannual notifications of Bond maturity may not be forwarded; each Bondholder who has received a printed bond certificate is responsible to present his/her Bonds for redemption at maturity. No interest will accrue or be payable from or after the respective payment date upon any matured installment of principal or interest. Further, the failure to present any Bond within three years of its maturity may result in the principal and interest due being subject to the laws of escheat in particular states.

Early Redemption of Bonds
     The Bonds are subject to redemption, in whole or in part, prior to maturity as more particularly set forth herein. If the Bonds are redeemed prior to maturity, the owners thereof will not receive the yield to maturity indicated, and, if so redeemed, the owners may not be able to reinvest the proceeds thereof at comparable rates.

Lack of Operating History and Related Experience
     The Company is newly formed and was organized on July 13, 1998. Renovations of the Oak Creek Project were completed in January 1999, and the Oak Creek Project commenced operations in January 1999. Construction of the Minden Project commenced in November 1998 and is scheduled to be completed and open for business in June 1999. Construction of the Bastrop Project commenced in December 1998 and is scheduled to be completed and open for business in July 1999. Construction of the Farmerville Project will commence in February 1999 and is scheduled to be completed and open for business in August 1999. Construction of the Natchitoches Project will commence in March 1999 and is scheduled to be completed and open for business in August 1999. Therefore, the Company has no substantial operating history. However, the Managing Member of the Company has gained previous experience in the development and operation of similar retirement, assisted living and memory disorder facilities in West Monroe, Ruston, Bossier City and Shreveport, Louisiana. The West Monroe Facility commenced operations in November of 1997. The Ruston Facility commenced operation in November 1998. The Shreveport Facility commenced operations in January 1999, and the Bossier City Facility will commence operations in February 1999. See "Management" and "Prior Performance of Affiliates of the Company." There is no assurance, that once open, the Company's Facilities will generate income sufficient to service the Bonds.

Lack of Independent Feasibility Studies
     Independent feasibility studies have not been performed for the Company for its intended operations of the Facilities. The Company has relied upon market research conducted by the Company and the past experience of its Managing Member in analyzing the business opportunities of the Company. The Company has secured independent appraisals of the Facilities partly as a result of requests of the Underwriter and for its own purposes. See "Description of Property - Appraisals" and "Business - Competition."

Risks Arising from Operations
     Any business entity which operates retirement and assisted living residences may be affected by adverse changes in general or local economic and market conditions, increased costs of labor or energy, competition from other similar businesses, poor management, limited alternative uses for the building and improvements, changing consumer tasks and habits, changing demographics and other factors. The Company's Facilities will be subject to various requirements, restrictions and regulations imposed by governmental authorities affecting the frail and elderly housing and care industry, the violation or claimed violation of which could have a material adverse impact upon the Company's ability to meet its business and financial obligations. More specifically, these risks include the following:

         General Economic Conditions: The financial success of the Company's operations may be sensitive to adverse changes in general economic conditions, such as inflation and unemployment. These changes could cause the cost of the Facilities' operations to increase in a manner that would create serious economic hardship. These changing conditions could also restrict the amount of income which potential customers have available for funding housing and care requirements such as residing at the Company's Facilities. The Company and its management have no control over any of these changes.

     General Risks in Property Ownership: The Company will be subject to risks generally applicable to the ownership of real estate, including changes in (i) general economic conditions; (ii) supply of, or demand for, similar or competing properties; (iii) interest rates and the availability of permanent mortgage funds which may render the refinancing of their Facilities difficult or unattractive; and (iv) tax, real estate, environmental and zoning laws.

     Competition: The Company will experience competition from other elderly housing and care providers. The Company will compete principally on the basis of perceived quality and service, ambiance and price-value relationship. While the Company believes that their Facilities will be distinctive in design and operating concept, it is aware of other companies with similar or competitive concepts. The long-term care industry is highly competitive and the Company expects it will become more competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. See "Business - Competition."

     Rental Risk: One of the principal risks being taken by the Company is the possibility that the Facilities will not generate sufficient cash flow to cover operating expenses and debt service payments, and the Company may be unable to meet its obligations. The cash flow derived from the Facilities may be affected by a variety of factors, including but not limited to, the following: (i) a reduction in rental income due to the Facilities inability to maintain high occupancy levels at favorable rates; (ii) adverse changes in local market conditions, such as over building, reduced employment opportunities, population shifts due to demographic changes, adverse changes in the residential quality of the surrounding neighborhood or unfavorable zoning law changes; (iii) rent control legislation; and (iv) the destruction of part or all of the Facilities due to fire, flooding, tornadoes or other natural disasters.

     Environmental Considerations: Certain Federal and state laws impose liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company.
Phase one environmental assessments were conducted on the Company's properties from 1998 through 1999, except for the Oak Creek Project in which no environmental assessment has been conducted. Research and visual observation undertaken from the environmental assessments did not reveal any former or current environmental conditions, problems or situations impacting the sites.

Reliance on Technology - Year 2000 Risks
     The Company relies on computer hardware, software and related technology, together with data, in the operation of its business. In addition, the Company is dependent on the same type of technology and data generated by financial institutions, the Federal Government such as the Social Security Administration, the State of Louisiana, investment bankers, the Trustee, interim lenders and utility companies. The Company has initiated an enterprise wide program to prepare for the year 2000. The Company has created a year 2000 program office reporting to the Managing Member to coordinate and oversee the Company's year 2000 program. All of the Company's computer systems have been cleared to meet the year 2000 requirements by contacting the manufacturer of the equipment and receiving written notice of compliance. The computer software necessary for the accounting function has also been cleared for the year 2000 requirements in writing from the developer of the accounting software. The Company has discussed the year 2000 with all of the above set forth companies and agencies and have been assured either in writing or verbally that each anticipates compliance for the year 2000.
As a result of the Company's own operations already being in compliance with the year 2000, it is dependent upon outside forces to also be in compliance. It is impossible for the Company to be sure that all governmental agencies, utilities, financial institutions and others with whom it does business will also be in compliance. The failure of some or all of the above stated agencies being in compliance with the year 2000 could adversely affect the Company's ability to operate.
                                       11

Construction Risks
     Renovations to the Oak Creek Project are complete, and this facility commenced operations in January 1999. Construction of the Company's other four Facilities is not completed, and delays are common in the construction industry. The Company anticipates the construction of its Facilities to be completed by August 1999. Disruptive events may include shortages of, or inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions, changes in Federal, state or local laws or regulations, and other factors or circumstances presently unknown to or unanticipated by the Company. The Company may have little control over such events, and such events may adversely affect the cost and completion time of
the Facilities.   See "Business - Construction of the Facilities."

Acquisition Risk - Oak Creek Project Operations
     The Oak Creek Project was acquired in October 1998. The property was previously used as a cancer treatment center. The Company's studies indicated the highest and best use for the facility is that of a senior independent living facility. After the Company completed renovations in January 1999, the Oak Creek Project commenced operations. The facility has not been in operation for a sufficient time to evaluate its success. See "General Risks in Property Ownership," "Competition" and "Rental Risk."

Dependence on Management - Management Agreement
     The success of the Company's business will be highly dependent upon the services of Joanne M. Caldwell-Bayles, Managing Member of the Company. The loss of her services to the Company would adversely affect the Company's business operations. The Company has obtained a key employee insurance policy covering the life of Mrs. Caldwell-Bayles in the amount of $500,000 payable to the Company and $1,000,000 assignable to the Trustee for the benefit of the Bondholders. Mrs. Caldwell-Bayles, through a company owned by her, The Forsythe Group, Inc., has entered into a Management Agreement for the management of the Company's Facilities. See "Business - Management Agreement." The Management Agreement extends to the day-to-day operations of the retirement and assisted living facilities of the Company. The Management Agreement extends to the year 2010 and may be terminated by the mutual agreement of the parties, bankruptcy or for cause. See "Business -
Facilities Operations."

Employees
     Prior to the commencement of operations of each facility, the Company intends to employ an average of ten employees at each facility. During the construction and operation of the Facilities, the Company depends on The Forsythe Group, Inc. ("Forsythe"), for support staff and office facilities. There is no assurance that the Company or Forsythe will be able to obtain and maintain an adequate number of competent personnel, including entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company or Forsythe in the future. See "Business - Management Agreement."

Lack of Company Member's Liability
     Under the Louisiana Limited Liability Company Act, all members and managers of a limited liability company have limited liability without regard to their participation in the management in the Company's business.
A member is only liable for his contribution and improper return of capital. Accordingly, in the event of default in the payment of principal and interest on the Bonds occurs, in all likelihood, the bondholders could look only to the assets of the Company for satisfaction of such indebtedness.

Conflicts of Interest
     The members of the Company, individually and/or through their ownership of affiliated companies have or will receive fees and compensation from the Company. These related transactions are critical to the development and operation of the Company's Facilities. See "Certain Transactions." Furthermore, the Managing Member of the Company has or will be negotiating and executing agreements on behalf of the Company. The Managing Member also has the authority to negotiate and execute agreements with entities with which she is affiliated. This presents a conflict of interest in the fact that affiliates may realize benefits at the expense and detriment of the Company. However, the Company intends for the terms of each of these agreements to be no less favorable than those that might generally be obtained from third parties providing similar services. The Company acknowledges that the conflicts of interest are real and ongoing, and there is no assurance that the best interest of the Company will prevail.

Government Regulations
     At present there are no applicable federal regulations affecting the operation of the Company's Facilities. The Oak Creek Project is not required to be licenced by the State of Arizona for Senior Independent Living
Facilities.   The Company's facilities that are being constructed in
Louisiana will be built to conform to state regulations governing residential care for the elderly in the State of Louisiana. The management is confident all state regulations regarding the size of the Facilities, health care and environment will be met. The Company's Facilities will be designed for full compliance with the Americans with Disabilities Act, including, but not limited to areas such as parking, ramps, entrances, door and corridor widths, and public toilet facilities. The Facilities will not be required to be licensed as a nursing home, due to the fact that no 24-hour skilled medical care will be provided to residents by the staff at the present time.
However, the facilities that are being constructed in Louisiana will be required to be licensed by the Louisiana Department of Social Services prior to the commencement of operations of each facility. The Company will apply for licenses with the Louisiana Department Social Services and anticipates getting a temporary license upon completion of construction of each facility and a final license within 90 days after the issuance of the temporary license. In the Company's opinion, the facilities that are being constructed in Louisiana and these facilities' management practices and operations will meet or exceed all residential care for the elderly regulations of the State of Louisiana. Failure of the Company to receive and maintain the required licensing would have a material adverse effect on the Company's financial condition and its ability to repay the Company's debt. See "Business - Government Regulation."




             (This space is intentionally left blank)

                           SOURCES AND USES OF PROCEEDS

The sources and anticipated uses of proceeds available after the issuance of the Series 1999-I, 1999-II, 1999-III, 1999-IV and 1999-V Bonds are set forth below. See "Description of Property - Financing of Facilities" and "Certain Transactions."



                          Series 1999-I Bonds      Series 1999-II Bonds
                           Minden Project (1)       Oak Creek Project (1)

Source of Proceeds:        Minimum     Maximum      Minimum     Maximum
Gross Offering Proceeds    $400,000    $1,800,000   $600,000     $2,700,000
 Less Underwriting
   Concessions (2)          (24,000)     (108,000)   (36,000)      (162,000)
 Less Other Offering
   Costs (3)                (35,000)      (35,000)   (50,000)       (50,000)
                           --------    ----------   --------     ----------
Net Offering Proceeds       341,000     1,657,000    514,000      2,488,000
                           ========    ==========   ========     ==========

Use of Proceeds:
Fund Initial Operating
  Fund Payments              90,000        90,000    125,000        125,000
Retire Interim Loans (4)    251,000     1,358,520    452,500      2,174,025
Fund Remaining
  Construction Costs              0             0          0              0
Fund Pre-Opening Costs            0        68,480          0              0
Retire Line of Credit (5)         0             0          0        188,975
Fund Bond Reserve Account         0       140,000          0              0
                           --------    ----------   --------     ----------
Total Use of Proceeds       341,000     1,657,000    514,000      2,488,000
                           ========    ==========   ========     ==========

                          Series 1999-III Bonds     Series 1999-IV Bonds
                           Bastrop Project (1)     Farmerville Project (1)
Source of Proceeds:        Minimum     Maximum      Minimum     Maximum
Gross Offering Proceeds    $400,000    $1,800,000   $400,000     $1,800,000
Less Underwriting
   Concessions (2)          (24,000)     (108,000)   (24,000)      (108,000)
 Less Other Offering
   Costs (3)                (35,000)      (35,000)   (35,000)       (35,000)
                           --------    ----------   --------     ----------
Net Offering Proceeds       341,000     1,657,000    341,000      1,657,000
                           ========    ==========   ========     ==========

Use of Proceeds:
Fund Initial Operating       90,000        90,000     90,000         90,000
  Fund Payments
Retire Interim Loans (4)    251,000     1,220,000    251,000      1,330,000
Fund Remaining
  Construction Costs              0       132,000         0          22,000
Fund Pre-Opening Costs            0        75,000         0          75,000
Retire Line of Credit (5)         0             0         0               0
Fund Bond Reserve Account         0       140,000         0         140,000
                           --------    ----------   --------     ----------
Total Use of Proceeds       341,000     1,657,000    341,000      1,657,000
                           ========    ==========   ========     ==========

                             Series 1998-V Bonds
                           Natchitoches Project (1)
Source of Proceeds:        Minimum     Maximum
Gross Offering Proceeds    $400,000    $1,800,000
 Less Underwriting
  Concessions (2)           (24,000)     (108,000)
 Less Other Offering
   Costs (3)                (35,000)      (35,000)
                           --------    ----------
Net Offering Proceeds       341,000     1,657,000
                           ========    ==========

Use of Proceeds:
Fund Initial Operating
  Fund Payments              90,000        90,000
Retire Interim Loans (4)    251,000     1,450,000
Fund Remaining
Construction Costs                0             0
Fund Pre-Opening Costs            0             0
Fund Bond Reserve Account         0       117,000
                           --------    ----------
Total Use of Proceeds       341,000     1,657,000
                           ========    ==========

Note 1: The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The order in which the proceeds will be disbursed from each series appears above in descending order. For example, the net proceeds from the Series 1999-I Bonds will be disbursed in the following order and preference (based upon the sale of all of the Series 1999-I Bonds): (1) to pay the Underwriter's concessions up to $108,000 and related financing costs estimated at $35,000; (2) to fund the initial six month sinking fund payments up to $90,000; (3) to retire the interim loan in the amount of $1,358,520; (4) to fund pre-opening costs in the amount of $68,480; and (5) to fund the Bond Reserve Account in the amount of $140,000. See "Description of Bonds - Escrow and Disbursement of Bond Proceeds."

Note 2: Subject to the sale of the minimum offering amounts, the Underwriter will receive concession from the sale of the Bonds as follows: (1) the Underwriter will receive a concession of 6% on all bonds sold through a selling group agreement with another NASD member firm; (2) the Underwriter will receive a concession of 5% on all bonds sold to clients of the Underwriter; and (3) the Underwriter will receive a processing fee of 1% of the face amount of each bond purchased by any person or entity who is currently not a client of the Underwriter, but is affiliated with the Company or referred to the Underwriter by the Company. See "Underwriting."

Note 3: Other offering expenses payable by the Company are estimated at a total of $190,000 and are allocated among the five series of bonds. Offering expenses include an investment banking fee in the amount of $128,700 paid to the underwriter for its technical assistance offered in connection with the Offering and $61,300 paid by the Company for legal fees, accounting fees, appraisal fees, recording fees, mortgage taxes, Trustee's fees and other similar fees incurred in connection with this Offering.

Note 4: The interim loan provided by FRB bears interest at a fixed rate of 9.20% per annum. The construction loans provided by CLT bear interest at a variable rate which is equivalent to 2.00% per annum in excess of the lowest rate designated as the "Prime Rate" of interest published by the Wall Street Journal (North Edition) under the heading "Money Rates." Each interim/construction loan is secured by a Co-First Mortgage on the corresponding project that has been acquired or that will be built from the proceeds of the
         respective interim/construction loan.   See "Description of
         Property - Financing of the Company's Facilities."

Note 5: The line of credit provided by FRB for the renovation of the Oak Creek Project bears interest at a fixed rate of 9.75% per annum. A portion of the proceeds from the sale of the Series 1999-II Bonds will be used to retire this line of credit and accrued interest in an amount up to $188,975. See "Description of Property - Financing of the Company's Facilities."


                             BUSINESS

The Company
     The concept for the Company and its affiliates began over ten years ago. Joanne Caldwell-Bayles, Managing Member of the Company, visited her grandmother in a facility in Arizona which provided the same basic services as an assisted living center. Upon returning to Louisiana, Mrs. Caldwell-Bayles began the study of senior care, as it related to the care provided in assisted living facilities. At the time Mrs. Caldwell-Bayles started her studies, the demographics were not at a point in Northern Louisiana in which assisted living centers were a viable idea. As time passed, the aging population began to reach the stage in which assisted living centers would be necessary in the region. In 1994, Mrs. Caldwell-Bayles began the development of the first assisted living facility in West Monroe, Louisiana under the legal entity of The Arbor Group, L.L.C. In 1998, Mrs Caldwell-Bayles began the development of three additional facilities in Ruston, Bossier City and Shreveport, Louisiana under the legal entity of Senior Retirement Communities, Inc. See "Prior Performance of Affiliates of the Company".
     Mrs. Caldwell-Bayles started to consider the expansion into other areas in Northern Louisiana and Central Arizona prior to the opening of the facilities in Ruston, Bossier City and Shreveport, Louisiana. She decided to build additional locations in Northern Louisiana at Minden, Bastrop, Farmerville and Natchitoches as well as acquire a facility in Sedona, Arizona. Accordingly, the Company was organized on July 13, 1998 as a Louisiana limited liability company for the purpose of developing, acquiring and operating retirement and assisted living facilities in Northern Louisiana and Central Arizona. The

Company will conduct business as Arbor Retirement Community in Louisiana. In Arizona, the Company will conduct business as The Biltmore of Oak Creek.

     A limited liability company is a relatively new form of business organization designed to allow its owners, known as members, to allocate, participate and account for the profits, losses, and items of credit and deduction as if the business were a partnership, but which also provides its owners with the limited liability protection comparable to that enjoyed by the shareholders of a corporation. The members of the Company are not personally liable for the debts of the Company, absent their execution of a personal guaranty of those debts, nor can the members of the Company be held liable for the negligent actions of the Company. The responsibility for overseeing the operations of the Company is vested in the Managing Member.

Business Concept and Clientele
     The Company's business concept is based on providing elderly residents in Northern Louisiana and Central Arizona with a broad range of cost-effective health care and personal support services, including assisted living and retirement living units.

     Assisted Living. Assisted living care is an emerging segment of the long-term care industry serving the rapidly growing elderly population who may require assistance with the activities of daily living ("ADLs"), such as dressing, bathing and eating. The Company's assisted living facilities are intended to provide privacy and companionship in a comfortable, secure, non-institutional living environments which are also designed to promote interdependence between the facilities' staff and the residents, all with the intent of providing a more positive lifestyle environment than that which has been historically available from other congregate care providers. Specifically, the Company's assisted living facilities are designed to house elderly persons who do not require 24-hour skilled nursing care. For example, typical residents might include persons suffering from occasional memory loss, poor diet habits, arthritis or other infirmities by reason of which they would benefit from daily assistance and supervision.

     Retirement Living. Residents for independent living are usually seniors who maintain an independent lifestyle, but desire no longer to have the responsibility of ownership and maintenance of a family residence. Residents usually desire one or more meals which are provided by the facility.
Activity programs are provided for residents, including water aerobics,
exercise programs and other activities which foster good health.   Most
residents, if not all, will continue to own and operate their own automobiles. They will also continue to provide their own medical and medication maintenance, shopping and other activities which are expected of seniors who maintain good health. Some residents may wish to travel extensively while maintaining a secure home base in which their possessions are protected while they are away.

Operation of the Company's Facilities

     Format. The services provided to residents of the Company's assisted living facilities will include meals, laundry, housekeeping and physical assistance. In addition, preventive health care programs, transportation, organized social activities, 24-hour security and medication monitoring will
also be provided.   The residents will be responsible for their own personal
purchases such as toothpaste, medical prescriptions, etc. Unlike nursing homes, however, contemplated services do not include around-the-clock skilled nursing care. The assisted living facilities will also provide limited social activities for residents.
     The services provided for the residents of the Company's independent living units will include meals, laundry, housekeeping and physical assistance. Preventive health care programs, transportation, organized social activities and 24-hour security will also be provided. Medication monitoring and skilled nursing care will not be provided for the residents of the Company's independent living units.

     Expenses of operating the Company's Facilities will be made up of a fixed costs and/or variable cost basis. Fixed costs will include debt service, management and core staff, essential utilities, insurance and taxes. Variable costs will include food costs, staffing, utilities and supplies to a small extent. The Facilities will be able to handle emergencies only to the extent of calling a doctor or hospital in behalf of the resident. Should a resident require health care beyond that which the Facilities can reasonably provide or assist, then a resident may be forced to move from the Facilities.

     Cost of Living. The Company's Facilities will have living units priced in a range of $1,375 to $3,500 per month based on the type of accommodations and services provided. Residents are billed monthly for the services rendered. Medicare/Medicaid will not pay for a resident's stay at the Facilities. The residents may realize additional costs if they require certain health supervision/services and meals for visitors. As the cost of living may increase, charges to the residents may also need to be adjusted.

     Resident's Lease Requirements. The residents will be required to pay a one-time entrance fee of approximately $500 to reserve their unit or apartment. The lease of the apartments by the residents will be on a month-to-month basis. Residents will be required to pay only for the months in which they are residents of the facility.

Competition
     The Company will experience competition from other elderly housing and care providers. The Company will compete principally on the basis of perceived quality and service, ambiance and price-value relationship. While the Company believes that the Facilities will be distinctive in design and operating concept, it is aware of other companies with similar or competitive concepts. The long-term care industry is highly competitive and the Company expects that it will become more competitive in the future. The Company competes with numerous other companies providing similar long-term care alternatives, such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Nursing facilities that provide long-term care services are also a potential source of competition to the Company. There is no assurance that the Company will not encounter increased competition in the future which could limit its ability to attract residents and could have a material adverse effect on the Company's financial condition, results of operations and prospects.
     The following table indicates the number of units of existing competition in assisted living, retirement living, nursing home care and memory disorder for the five locations of the Company's Facilities. This information was gathered through market research that was conducted by the Company.

                 Summary of Existing Competition

                                        Existing                   Existing
                          Existing     Private-Pay     Existing      Memory
             1996-1997    Assisted      Retirement   Nursing Care  Disorder
Location     Population  Living Units  Living Units     Units        Units

Minden, LA
 Market Area    42,181          0               0           528          0

Bastrop, LA
 Market Area    32,056          0               0           614          0

Farmerville,
 LA Market
  Area          21,541          0              20           455          0

Natchitoches,
 LA Market
  Area          36,689          0               0           318         22


Sedona, AZ
 Market Area    16,000         42             102           N/A         20



Management Agreement
     On August 27, 1998, the Company entered into a management agreement (the "Management Agreement") with The Forsythe Group, Inc., a company owned and controlled by Joanne M. Caldwell-Bayles, the Managing Member and principal owner of the Company. The Management Agreement extends to each of the Facilities to be financed as a result of the sale of the Bonds. Pursuant to the terms of the Management Agreement, The Forsythe Group, Inc. (the "Manager" ), as agent for the Company, will perform all services incidental to the operation of the Facilities, including the hiring of employees, collection of payments, the paying of expenses, receiving governmental permits and the compliance thereof, marketing, preparing budgets, and, in general, all activities that are associated with the management of the Facilities. The Manager will account to the Company as its agent for the services rendered. The Manager will maintain operating receipt and expense accounts which are approved by the Company. Prior to the opening of any facility, the Manager will provide the Company with maintenance and operating expense projections, provide policies and procedure manuals, implement marketing plans, establish bookkeeping and accounting systems and identify inventory and equipment. The Manager will participate in final inspections of the facility before occupancy and will coordinate matters with the architect and contractor for each facility.
     The employees of each facility will be the employees of the Company.
The Manager will have no authority to make any disbursement in excess of $15,000, unless specifically authorized by the Company, nor may the Manager incur any liability, which would require more than one year of payment.
     The Company will pay to the Manager, $1,500 per month or seven percent (7%) of the gross collections of a facility, whichever is greater. Prior to the opening date of a facility, the Manager shall be entitled to receive $1,500 per month. The Management Agreement continues until January 1, 2010, and may be terminated by the mutual consent of the parties, for cause if the Manager shall fail to perform any of its duties pursuant to the Management Agreement, or in the event of the Manager's bankruptcy.
     Other than matters regarding the operations of the Facilities, the Manger has no authority over the conduct of affairs of the Company or its management and operation. The Company believes that the Management Agreement and terms and conditions applicable thereto are the same or as similar to other management agreements generally made for the operation of health care facilities in the areas where these Facilities will be located.

Employees
     Currently, the Company has five full time employees. Prior to the commencement of operations of each facility, the Manager intends to employ an average of 10 employees at each facility. There is no assurance that the Manager will be able to obtain and maintain an adequate number of competent personnel, including entry-level and skilled positions, or that a shortage of operating personnel will not present a serious problem to the Company in the future.

Government Regulation
     Currently, retirement and assisted living residences are not specifically regulated as such by the federal government. The Company's Facilities will be subject to certain state regulations and licensing requirements. To conform with Louisiana's regulations governing residential care for the elderly, the Facilities will be required to be licensed by the Louisiana Department of Social Services ("LDSS") prior to the commencement of operations of the Facilities. The Company will apply for licenses with LDSS and anticipates getting a temporary license upon completion of construction of each facility and a final license within 90 days after the issuance of the temporary license. The process for applying and obtaining a license with the LDSS requires that upon completion of construction of a facility, the State of Louisiana Fire Marshall conducts an inspection of the facility examining the safety issues and compliance with the Americans With Disabilities Act ("ADA"). In general, the ADA requires businesses to accommodate the special needs of persons with certain types of disabilities. If the facility passes the inspection by the Fire Marshall, than a temporary license is granted that is effective for 90 days. Shortly after the Fire Marshall's inspection and the issuance of the temporary license, the LDSS conducts an inspection of the facility and reviews the administration procedures governing the operation of the facility. In addition to LDSS inspection, the Department of Health and Hospitals ("DHH") inspects the facility for sanitation code compliance shortly after the Fire Marshall's inspection. Any deficiencies found during the LDSS or DHH inspection must be resolved prior to the final license being granted by LDSS. After the final license is granted, the facility may be subject to quarterly inspections by the DHH and annual inspections by LDSS. The renewal of the license is granted by LDSS upon receipt of the $75 annual licensing fee and satisfactory results from the aforementioned periodic inspections. The Oak Creek Project is not required to be licenced by the State of Arizona for Senior Independent Living Facilities.
     In the Company's opinion, the facilities that are being constructed in Louisiana and these facilities' management practices and operations will meet or exceed all residential care for the elderly regulations of the State of Louisiana. Failure of the Company to receive and maintain the required licensing would have a material adverse effect on the Company's financial condition and its ability to repay the Company's debt.
     The Company is subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. A portion of the Company's personnel will be paid at rates related to the federal minimum wage, and, accordingly, increases in the minimum wage will increase the Company's labor costs. As regulations are promulgated to enforce this law, the Company may be required in the future to adapt the design and format of the Facilities or otherwise incur additional capital costs to comply with such law. Such costs could have an adverse effect on the operation of the Company's Facilities and their ability to function successfully.

Environmental Matters
     Federal law imposes liability on a landowner for the presence on the premises of improperly disposed of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the first improper disposal. While state law is less onerous, the practical consequences may be the same. If in the future it is ever determined that hazardous substances are present, the Company could be required to pay all costs of any necessary clean up work, although under certain circumstances claims against other responsible parties could be made by the Company. Phase one environmental assessments were conducted on the Company's properties from 1998 through 1999, except for the Oak Creek Project in which no environmental assessment has been conducted. Research and visual observation undertaken from the environmental assessments did not reveal any former or current environmental conditions, problems or situations impacting the sites.


                     DESCRIPTION OF PROPERTY

The Company's Proposed and Existing Facilities
     The Company has acquired land in Northern Louisiana and a building in Sedona, Arizona. The Company has converted the improvements on the Arizona property to an independent living facility. The Company intends to construct assisted living facilities on the properties located in Northern Louisiana. Additional information about the Company's properties is listed below.

     The Minden Project. The Minden Project will be located on 5.72 acres of land on the North side of Germantown Road just South of Country Club Drive within the City of Minden, Louisiana. Selection of the site of the Minden Project was based upon a location that was within an affluent residential neighborhood with limited assisted living and retirement living services.
The Minden Project will be a 25 unit assisted living facility. The facility will contain 22,217 square feet including 21 one bedroom units, 4 efficiency units, one manager's apartment, common area amenities, a full service kitchen, dining area, activity area, office, reception area, bathrooms and storage areas. Each of the assisted living units will have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas.

     The Series 1999-I Bonds in parity with the Minden Construction Loan are secured by a co-first mortgage on the Minden Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds." The Company has title insurance on this 5.72 acres of land insuring good and marketable title to the property. During construction of the Minden Project, builder's risk, general liability and workers' compensation insurance is being provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Minden Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1999-I Bonds. The Company will also obtain general liability and workers' compensation
insurance upon completion of the Minden Project.   In the Company's opinion,
the Minden Project is adequately covered by insurance. The Company has received the proper zoning for the project.

     The Oak Creek Project. The Company has acquired 2.8 acres of land and an existing building located at 78 Canyon Diablo Road just outside the City of Sedona, Arizona and within the Village of Oak Creek. The Company acquired
the property for $2,174,025 in October 1998.   The property was previously
used as a cancer treatment center. The Oak Creek Project was renovated by the Company and opened for operations on January 17, 1999. Selection of the property was based upon the location of the land and building and the needs of the community for an additional independent living facility in the area. The Oak Creek Project consists of 28 units designed and renovated as independent living apartments. The facility contains 22,235 square feet including common area amenities, a full service kitchen, dining area, activity area, office and reception area, bathrooms, storage areas and an indoor heated swimming pool. Each of the independent living units have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas.
     The Series 1999-II Bonds in parity with the Oak Creek Interim Loan are secured by a co-first mortgage on the Oak Creek Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds." The Company has title insurance on this 2.8 acres of land insuring good and marketable title to the property. During renovation of the Oak Creek Project, builder's risk, general liability and workers' compensation insurance were provided by the general contractor, The Forsythe Group, Inc. Upon completion of renovation of the Oak Creek Project, the Company obtained fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1999-II Bonds. The Company also obtained general liability and workers'
compensation insurance upon completion of the Oak Creek Project.   In the
Company's opinion, the Oak Creek Project is adequately covered by insurance. The Company has received the proper zoning for the project.

     The Bastrop Project. The Bastrop Project will be located on 3.35 acres of land at 10280 Boswell Drive outside the city limits of Bastrop,Louisiana. Selection of the site of the Bastrop Project was based upon a location that was within an affluent residential neighborhood with limited assisted living units. The Bastrop Project will be a 25 unit assisted living facility. The facility will contain 22,217 square feet including 21 one bedroom units, 4 efficiency units, one manager's apartment, common area amenities, a full service kitchen, dining area, activity area, office, reception area, bathrooms and storage areas. Each of the assisted living units will have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas.
     The Series 1999-III Bonds in parity with the Bastrop Construction Loan are secured by a co-first mortgage on the Bastrop Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds." The Company has title insurance on this 3.35 acres of land insuring good and marketable title to the property. During construction of the Bastrop Project, builder's risk, general liability and workers' compensation insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Bastrop Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1999-III Bonds. The Company will also obtain general liability and workers' compensation insurance upon completion of the Bastrop Project. In the Company's opinion, the Bastrop Project is adequately covered by insurance. The Bastrop Project conforms to the zoning ordinances of Bastrop, Louisiana.

     The Farmerville Project. The Farmerville Project will be located on approximately 4 acres of land on the West side of LA Highway 33 just outside the city limits of Farmerville, Louisiana. Selection of the site of the Farmerville Project was based upon a location that is near a hospital with no assisted living units. The Farmerville Project will be a 25 unit assisted living facility. The facility will contain 22,217 square feet including
21 one bedroom units, 4 efficiency units, one manager's apartment, common area amenities, a full service kitchen, dining area, activity area, office, reception area, bathrooms and storage areas. Each of the assisted living units will have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas.
     The Series 1999-IV Bonds in parity with the Farmerville Construction Loan are secured by a co-first mortgage on the Farmerville Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds." The Company has title insurance on this 4 acres of land insuring good and marketable title to the property. During construction of the Farmerville Project, builder's risk, general liability and workers' compensation insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Farmerville Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion and various other losses in an amount equal to the outstanding balance of the Series 1999-IV Bonds. The Company will also obtain general liability and workers' compensation insurance upon completion of the Farmerville Project. In the Company's opinion, the Farmerville Project is adequately covered by insurance. The Farmerville Project is located in Union Parish which has no zoning requirements.

     The Natchitoches Project. The Natchitoches Project will be located on approximately 4 acres of land on the East side of LA Highway 1 just outside the city limits of Natchitoches, Louisiana. Selection of the site of the Natchitoches Project was based upon a location that was within a growing community with no existing assisted living units. The Natchitoches Project will be a 27 unit assisted living facility. The facility will contain 22,216 square feet including 22 one bedroom units, 5 efficiency units, common area amenities, a full service kitchen, dining area, activity area, office, reception area, bathrooms and storage areas. Each of the assisted living units will have one or two bedrooms, small kitchenettes, private bathroom, closet and sitting areas.
     The Series 1999-V Bonds in parity with the Natchitoches Construction Loan are secured by a co- first mortgage on the Natchitoches Project (both real and personal property). See "Description of Property - Financing of the Company's Facilities" and "Description of Bonds." The Company has title insurance on this 4 acres of land insuring good and marketable title to the property. During construction of the Natchitoches Project, builder's risk, general liability and workers' compensation insurance will be provided by the general contractor, The Forsythe Group, Inc. Upon completion of the Natchitoches Project, the Company will obtain fire and extended coverage insurance to insure against loss by fire, windstorm, explosion, and various other losses in an amount equal to the outstanding balance of the Series 1999-V Bonds. The Company will also obtain general liability and workers' compensation insurance upon completion of the Natchitoches Project. In the Company's opinion, the Natchitoches Project is adequately covered by insurance. The Natchitoches Project conforms to the zoning ordinances of the City of Natchitoches, Louisiana.

Appraisals
     Robert M. McSherry, MAI 3760 Chelsea Drive, Baton Rouge, Louisiana 70809 (the "Appraiser"), estimated market values for each of the Company's Facilities (the "Appraisals"). Listed below are these appraised values.

Appraised Value of the Minden Project . . . . . . $2,100,000
Appraised Value of the Oak Creek Project. . . . . $3,170,000
Appraised Value of the Bastrop Project  . . . . . $2,100,000
Appraised Value of the Farmerville Project. . . . $2,030,000
Appraised Value of the Natchitoches Project . . . $2,255,000

     The Appraiser, who is independent of the Company, used various appraisal approaches, but gave the most weight to the income approach in his reconciliation and final value estimates. The income approach is an analysis which converts anticipated benefits to be derived from the ownership of property into a value estimated, with consideration given to the gross income, expense, net income, vacancy rate and capitalization. Furthermore, the income approach is not, for example, a valuation based upon the Appraiser's estimate of the price that would be arrived at by a willing buyer and a willing seller in an arms-length sales transaction. Accordingly, it is questionable that, in the event of default, the Company's Facilities could be sold, whether voluntarily or at judicial sale, for the appraised value.

     The Appraiser also estimated values for each of the Company's Facilities based on the cost approach. Listed below are these appraised values.

Appraised Value of the Minden Project (cost approach) . . . . . .$2,255,000
Appraised Value of the Oak Creek Project (cost approach). . . . .$4,085,000
Appraised Value of the Bastrop Project (cost approach). . . . . .$2,140,000

Appraised Value of the Farmerville Project (cost approach). . . .$2,110,000
Appraised Value of the Natchitoches Project (cost approach) . . .$2,310,000

     In contrast to the income approach, the cost approach estimates the replacement cost of the improvements. The cost approach reflects the value of the fee simple estate in the real estate; whereas the income approach reflects the "going concern" value, which would most likely not exist in a default situation.
     A decision to invest in the Bonds should not be made based solely on the Appraisals. Moreover, a purchaser of the Bonds should realize and take into consideration the fact the Company's Facilities, if they should have to be sold, may bring less than is necessary to pay principal and interest due on the Bonds. This could result in the investor losing all or a portion of his original investment, which the investor should take into consideration before making the purchase.

Construction of the Company's Facilities
     Listed below are the proposed construction schedules and development/construction costs of the Company's Facilities. The dates and numbers as indicated below are estimates only.

                                                          Approximate Costs of
                      Construction   Anticipated Opening     Development and
Location               Start Date        Date (2)            Construction (3)
Minden Project        November 1998       July 1999            $2,150,000
Bastrop Project       December 1998      August 1999           $2,100,000
Farmerville Project   February 1999      August 1999           $2,050,000
Natchitoches Project  February 1999      August 1999           $2,200,000
Oak Creek Project (1) November 1998     January 1999           $2,750,000


(1) The Company acquired an existing building at the Oak Creek location and renovated this property. See "Description of Property - The Company's Proposed and Existing Facilities- The Oak Creek Project."
(2) Delays are common in the construction industry, and unforeseen events may adversely affect the cost and completion time of the Company's Facilities.
(3) The amounts shown for the Minden, Bastrop, Farmerville and Natchitoches Projects include land, construction and service costs; architectural and engineering costs; furniture, fixtures and equipment. The amount shown for the Oak Creek Project includes the acquisition and service costs; architectural and engineering costs; renovation costs; furniture, fixtures and equipment.

Financing of the Company's Facilities

     Construction and Acquisition Financing. The Company has obtained and will obtain interim/construction loans (the "Interim Loans") with The First Republic Bank of Monroe, Louisiana ("FRB") and Church Loans and Investments Trust of Amarillo, Texas ("CLT"), collectively referred to as the Interim Lenders, for the construction and acquisition of the Company's Facilities. Each Interim Loan will be secured by a Co-First Mortgage on the corresponding project that will be acquired/built from the proceeds of the respective interim/construction loan. The Interim Loans are guaranteed by The Forsythe Group, Inc., an affiliate and member of the Company, in the amount of $500,000 for each interim/construction loan. The Trustee and holders of the Bonds will not benefit, directly or indirectly, from the guarantees of The Forsythe Group, Inc.

     The Company obtained the construction loan for the Minden Project ("Minden Construction Loan") in the amount of $1,358,520 from FRB. The
Minden Construction Loan closed on October 2, 1998, and the mortgage and security agreement setting forth the terms of the Minden Construction Loan have been filed of record. The Minden Construction Loan bears interest at the rate of 9.20% per annum and is due September 28, 1999. The Minden Construction Loan is secured by a Co-First Mortgage on the Minden Project (both real and personal property) in parity with the Series 1999-I Bonds.
     The Company obtained the interim loan for the acquisition of the Oak Creek Project ("Oak Creek Interim Loan") in the amount of $2,174,025 from
CLT. The Oak Creek Interim Loan closed on October 20, 1998, and the mortgage and security agreement setting forth the terms of the Oak Creek Interim Loan have been filed of record. The Oak Creek Interim Loan bears interest at a variable rate equivalent to 0.5% per annum in excess of the lowest rate designated as the "Prime Rate" of interest as published by the Wall Street Journal under the heading "Money Rates." The Oak Creek Interim Loan is due May 20, 1999, unless the Company exercises its option of renewing and extending this loan. The Oak Creek Interim Loan is secured by a Co-First Mortgage on the Oak Creek Project (both real and personal property) in parity with the Series 1999-II Bonds.
     The Company obtained the construction loan for the Bastrop Project ("Bastrop Construction Loan") in the amount of $1,220,000 from CLT. The Bastrop Construction Loan closed on November 24, 1998, and the mortgage and security agreement setting forth the terms of the Bastrop Construction Loan have been filed of record. The Bastrop Construction Loan bears interest at a variable rate equivalent to 2.0% per annum in excess of the lowest rate designated as the "Prime Rate" of interest as published by the Wall Street Journal under the heading "Money Rates." The Bastrop Construction Loan is due November 24, 1999, unless the Company exercises its option of renewing and extending this loan. The Bastrop Construction Loan is secured by a Co-First Mortgage on the Bastrop Project (both real and personal property) in parity with the Series 1999-III Bonds.
     The Company agreed to the terms of a construction loan commitment issued by CLT for the construction financing of the Farmerville Project
("Farmerville Construction Loan") on February 1, 1999. The Farmerville Construction Loan will be in the amount of $1,330,000 and will be due 12 months after the initial funding of the loan, unless the Company exercises its option of renewing and extending this loan. The Farmerville Construction Loan will bear interest at a variable rate equivalent to 1.5% per annum in excess of the lowest rate designated as the "Prime Rate" of interest as published by the Wall Street Journal under the heading "Money Rates." The Farmerville Construction Loan will be secured by a Co-First Mortgage on the Farmerville Project (both real and personal property) in parity with the Series 1999-IV Bonds.
     The Company agreed to the terms of a construction loan commitment issued by CLT for the construction financing of the Natchitoches Project ("Natchitoches Construction Loan") on February 1, 1999. The Natchitoches Construction Loan will be in the amount of $1,450,000 and will be due 12 months after the initial funding of the loan, unless the Company exercises its option of renewing and extending this loan. The Natchitoches Construction Loan will bear interest at a variable rate equivalent to 1.5% per annum in excess of the lowest rate designated as the "Prime Rate" of interest as published by the Wall Street Journal under the heading "Money Rates." The Natchitoches Construction Loan will be secured by a Co-First Mortgage on the Natchitoches Project (both real and personal property) in parity with the Series 1999-V Bonds.
     If the proceeds from the sale of the Series 1999-I Bonds are insufficient to retire the Minden Construction Loan at its maturity, then The Forsythe Group, Inc. has agreed to purchase the Minden Construction Loan, giving the Company the option of renewing and extending the Minden Construction Loan into a permanent loan amortized over thirteen years subject to the Company being current on all its outstanding debt obligations. If the proceeds from the sale of the Series 1999-II, III, IV and V Bonds are insufficient to retire the Oak Creek Interim Loan, Bastrop Construction Loan, Farmerville Construction Loan and Natchitoches Construction Loan at their respective maturities, then CLT has given the Company the option of initially renewing and extending the term of these loans for an additional one year subject to the Company being current on all its outstanding debt obligations. If any of these loans are extended and any of the renewed loans have not been retired by their extended maturity dates, then CLT has given the Company the option of renewing and extending the loan(s) into permanent loan(s) amortized over thirteen years subject to the Company being current on all its outstanding debt obligations.
     Colonial Trust Company (acting as Trustee on behalf of holders of the Bonds) and the Interim Lenders have entered into certain Agreements Between Lienholders with regard to each of the interim/construction loans. Hereinafter, the three Agreements Between Lienholders collectively will be referred to as the "Lienholders Agreements."
     The Lienholders Agreements state, among other things, (i) that the mortgage, security agreement and other collateral documents covering each of the Company's Facilities shall name both the respective Interim Lender and the Trustee as lienholder and shall secure ratably as provided in the Lienholders Agreements each interim/construction loan and the corresponding series of Bonds, and (ii) that proceeds of each series of Bonds will be used, subject to the Trust Indenture, to pay down or retire the Interim Loans. The Lienholders Agreements also state that in the event of a default, if either the Interim Lender or the Trustee elects to accelerate its loan, the other party agrees to accelerate its loan to the extent permitted under the other party's loan documents. In the event the Company was to default, the Lienholders Agreements provide that the respective Interim
Lender and the Trustee will conduct collection and foreclosure actions and proceedings jointly to the extent possible. In the event the Interim Lender and the Trustee are unable to agree, however, the Interim Lender is given the right, in its discretion, to direct and make decisions, binding on the Trustee and the holders of Bonds, concerning maintenance, protection or disposition of the respective project in default and enforcement of the terms of the mortgage and security agreement. The Interim Lender may cause the defaulted project to be sold in its then current condition or may make renovations to, or complete construction of the defaulted project. The Interim Lender is not required to advance any funds except by its agreement, but in the event the Interim Lender elects to advance funds, proceeds of foreclosure will be applied first to reimburse any such funds advanced. Either the Interim
Lender or the Trustee may purchase the defaulted project at any foreclosure sale free and clear of the claims of the other. If any of the Company's Facilities are sold or otherwise disposed of at foreclosure, the Lienholders Agreements provide that the proceeds of disposition, after reimbursement of the Interim Lender's fees and expenses as provided above, be applied to the respective interim/construction loan in default and the payment of the corresponding series of Bonds on a pro-rata basis. The "pro-rata" distribution of funds mean that after reimbursement of the Interim Lender's fees and expenses as provided above, the Interim Lender and the series of Bonds associated with the defaulted interim/construction loan will each receive funds from any disposal on foreclosure of the defaulted project according to their respective percentage of the total principal balance (including both the respective interim/construction loan in default and the corresponding series of Bonds) on the property. Thus, depending on the net proceeds from a foreclosure sale, each entity would receive proceeds from the sale of property equal to the entire amount due them, or any amount equal to their percentage of the total indebtedness against the defaulted project, whichever is lesser.
     In addition to requiring the timely payment of the Interim Loans and the Bond payments required under the terms of the Trust Indenture, the mortgages obligate the Company to maintain proper books and records, and refrain from certain activities (such as altering the premises) without prior written consent. The mortgages also dictate, in part, the permitted financial relationships between the Company and the residents.
     Lines of Credit Financing.  The Company has obtained two lines of credit
from FRB.   The lines of credit are secured by certificate of deposits, land and residences owned by Joanne Caldwell-Bayles and The Forsythe Group, Inc., and the lines of credit are personally guaranteed by Joanne Caldwell-Bayles. One line of credit is in the amount of $75,500 bearing interest at the rate of 9.995% per annum. This line of credit was made available to the Company on August 21, 1998 and is due on August 21, 1999. The Company obtained this line of credit to help fund the initial construction of its Facilities. The second line of credit is in the amount of $176,755 bearing interest at the rate of 9.75% per annum. This second line of credit was made available to the Company on November 30, 1998 and is due November 30, 1999. Proceeds from the Series 1999-II Bonds will be used in part to retire this line of credit. See "Sources and Uses of Proceeds." The Company obtained this line of credit for the purpose of renovating the Oak Creek Project.

     Permanent Financing. The Company has chosen to issue the Bonds to provide the permanent financing for the Facilities. The first revenues of the Company have been pledged to repay the principal and interest on the Bonds. See "Sources and Uses of Proceeds" and "Description of Bonds."

                            MANAGEMENT

Managing Member
     The day to day operation of the Company will be performed by the
Managing Member of the Company, Joanne M. Caldwell-Bayles. Pursuant to the terms of the Operating Agreement, the Managing Member will be the chief executive officer of the Company responsible for the general overall supervision of the business and affairs of the Company. Mrs. Caldwell-Bayles shall serve as the Managing Member of the Company until her resignation or until she is removed by majority vote of all the members of the Company. Upon the resignation of the Managing Member, a successor shall be elected by a vote of the members.
     Joanne M. Caldwell-Bayles, 39 years old, has been the Managing Member for the Company since its inception in July 1998. Mrs. Caldwell-Bayles has senior executive experience in the development and operation of assisted living, retirement and memory disorder facilities in West Monroe, Ruston, Bossier City and Shreveport, Louisiana where she presently serves as the Operating Manager of The Arbor Group, L.L.C. ("Arbor") and President of
Senior Retirement Communities, Inc. ("SRC").   Mrs. Caldwell-Bayles also has
senior executive experience in hotel management, personnel, finance and commercial and residential development. In addition to her duties with the Company, Arbor and SRC, Mrs. Caldwell-Bayles is the President,
Chairperson of the Board of Directors and sole owner of The Forsythe Group, Inc., the parent corporation of four subsidiaries. These subsidiaries include: (i) Forsythe Holdings, Inc. (a commercial and residential lending company); (ii) Format Capital, Corp. (a commercial development and equipment leasing company); (iii) Lewis Enterprises, Inc. (a residential development company); and (iv) Northwest Manufacturing Co., Inc. (a manufacturing company
for equipment for the construction industry).   Prior to her duties with the
Company, Arbor, SRC and The Forsythe Group, Inc.,  she served as the
President of Oak Development Corporation (a hotel management firm) and the general manager of Ramada Hotel in Alexandria, Louisiana. She has served on the Board of Directors of the Alexandria Chamber of Commerce, the Louisiana Restaurant Association and the Louisiana Hotel/Motel Association. She also has served as President of the Tourism Commission of Rapides Parish, Louisiana and of the Hotel/Motel Association of Alexandria, Louisiana. Mrs. Caldwell-Bayles attended Northeast Louisiana State University in Monroe, Louisiana.
     Mrs. Caldwell-Bayles will be the person primarily responsible for overseeing the actual operation and management of the Company. Accordingly, the success of the Company will be dependent upon her efforts. Mrs. Caldwell-Bayles will delegate most of the daily operational responsibilities of the Company to on-site administrators. The administrators will be selected from a group of candidates who must have a degree in administration and/or gerontology. Prior to commencement of operations of each facility, Mrs. Caldwell-Bayles will hire an administrator whose salary and employee benefits will be an expense of operation of the Company. Mrs. Caldwell-Bayles will also recruit all other employees. The Company anticipates that the Management Company will employ an average of 10 employees to work at each facility with a total of approximately 50 employees working for the Company upon completion of the Minden, Oak Creek, Bastrop, Farmerville, and Natchitoches Projects. Mrs. Caldwell-Bayles will devote approximately 30% of her time to the affairs of the Companybut is willing to devote additional time if necessary.

Executive Compensation
     Joanne M. Caldwell-Bayles, Managing Member of the Company, may receive the following compensation: (1) an annual salary in the amount of $30,000 per year beginning when the Company's first facility is opened for business and
(2) reimbursement for reasonable costs incurred by Mrs. Caldwell-Bayles including but not limited to automobile mileage, telephone expenses and entertainment expenses associated with the Company's business.


                 PRINCIPAL OWNERS OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of the membership interests in the Company as of December 31, 1998.

 Name & Address of                                            Percent of
  Beneficial Owner            Title of Class        Units     Class Owned
Joanne M. Caldwell Bayles     Membership Interest   578,239      52%
507 Trenton Street
West Monroe, LA 71291

The Forsythe Group, Inc. (1)  Membership Interest   532,524      48%
507 Trenton Street
West Monroe, LA 71291


Note 1: Joanne M. Caldwell-Bayles owns 100% of the capital stock of the Forsythe Group, Inc.


                 THE COMPANY'S PLAN OF OPERATION

     The primary plan of operation of the Company is to establish a local, regional and national network of retirement and assisted living facilities that will operate profitably. The Company has completed the renovation of its facility in Sedona, Arizona and intends to complete construction of four facilities in Northern Louisiana by September 1999. The Company's four facilities in Louisiana are located in Minden, Bastrop, Farmerville and Natchitoches. The Series 1999-I, II, III, IV and V Bonds will be secured by the Minden, Oak Creek, Bastrop, Farmerville and Natchitoches Projects, respectively. The Company intends to employ an average of 10 employees per completed facility with a total of approximately 50 employees working for the Company by September 1999. Based upon market research of the assisted living, retirement living and memory disorder care industries within the Facilities' market areas, the Company expects to reach stabilized occupancy within 12
months upon completion of each facility.   Also, the Company's expected
occupancy stabilization period is based upon the historical operating results of The Arbor Group, L.L.C. ("Arbor"), an affiliate of the Company. However, actual results of the Facilities' stabilization time frames may differ from the projected time frames due to changes in local and national market conditions.
     Arbor has completed construction and is now operating a similar assisted living and memory disorder facility in West Monroe, Louisiana. Arbor has been and will continue to be a model for the future development of the Company. Senior Retirement Communities, Inc. ("SRC"), another affiliate of the Company, has completed construction of two facilities in late 1998 and has a third
facility under construction.   SRC's facilities are similar to those to be
built by the Company and are operating under the name of The Arbor Retirement
Community and The Terrace.   Arbor and SRC are managed by the same
organization, The Forsythe Group, Inc., which will manage the Company's properties. While the Company is newly formed, it will also operate its properties in Northern Louisiana under the name of The Arbor Retirement Community. The Arbor Retirement Community has established name recognition in portions of Northern Louisiana through the operations of Arbor and SRC's facilities. The Company is in the process of increasing name recognition in the proposed communities in which the Company's Facilities will be located. The Company's facility located in Arizona is being operated under the name of The Biltmore of Oak Creek.
     In order for the Company to fund all of its objectives of this Offering, the maximum offering amount must be sold by the termination date of this Offering, and the Company will need to raise additional operating funds during the first 12 months of operation. The Company has estimated that $500,000 will be needed for operation during the first 12 months, above and beyond the expenses as set forth in "Sources and Uses of Funds." Currently, the Company has two lines of credit from which the Company can access for the use of additional operating funds. These lines of credit have been established by the pledging of collateral not secured by the Bonds; Mrs. Caldwell-Bayles, The Forsythe Group and Arbor also have pledged other assets to secure the lines of credit. If additional funds are needed for the Company's operation, The Forsythe Group, Inc., the management company of the Company, has agreed to defer collection of its management fees. However, the Company believes that it will not be necessary for the Company to raise additional funds during the next 12 months other than the use of its credit lines. There is no assurance that the Company will be able to accomplish any or all of these objectives.

     The Company's product is providing living accommodations for seniors who need assistance. As the needs of the Company's residents change, the Company is willing to modify its operations to accommodate its residents needs. The Company is committed to continue researching the trends of senior citizens' living accommodation needs.


                   PRIOR PERFORMANCE OF AFFILIATES OF THE COMPANY

     The Arbor Group, L.L.C., an affiliated limited liability company of the Company, has prior experience in the development and operation of an assisted living and memory disorder facility similar to that of the proposed facilities. In August 1996, Mrs. Caldwell-Bayles, Raymond Nelson and Jean Gaffney Nelson formed The Arbor Group, L.L.C. for the purpose of developing and operating a 35-unit assisted living facility and a 24-unit memory disorder facility in West Monroe, Louisiana. The facility was completed and opened for business in November 4, 1997. The year 1998 was the first full year of operations for this facility. Mrs. Caldwell-Bayles serves as the Operating Manager of The Arbor Group, L.L.C.
     The Arbor Group's gross revenues for the year ending December 31, 1998 were $738,415. The Arbor Group's expenses for the same period, including depreciation and debt service, were $1,108,836. For the one month period ending January 31, 1999, The Arbor Group's gross revenues were $101,197. The Arbor Group's expenses for this same period were $104,905 including depreciation and debt service. These amounts were provided by the management of The Arbor Group and are not audited. As of January 31, 1999, the occupancy rate of The Arbor Group's assisted living and memory disorder facility was 85%.
     The Arbor Group's assisted living and memory disorder facility was financed by the issuance of bonds in the amount of $3,250,000 under terms similar to that of the Offering. The bonds for the Arbor Group were offered and sold by the Underwriter.
     Senior Retirement Communities, Inc., an affiliate of the Company, has completed construction of a 48-unit assisted living facility in Ruston, Louisiana and a 24-unit memory disorder facility in Shreveport, Louisiana. These facilities were completed in the fourth quarter of 1998. SRC has a third facility under construction in Bossier City, Louisiana. These facilities are similar to those to be built by the Company. These properties operate under the name of The Arbor Retirement Community and The Terrace; they are all located in Northern Louisiana, thereby helping to increase The Arbor Retirement Communities' name recognition in the area.
     SRC's assisted living and memory disorder facilities are being financed by the issuance of bonds in the amount of $9,000,000 under terms similar to that of the Offering. The bonds for SRC are being offered and sold by the Underwriter with approximately 94% of the bonds having been subscribed for as of February 1, 1999. The operating results of SRC can be found in their 10-QSB dated September 30, 1998 and additional reports as required, which are filed with the Securities and Exchange Commission, Washington, D.C. 20549.


                           CERTAIN TRANSACTIONS

     Joanne M. Caldwell-Bayles and The Forsythe Group, Inc., the members of the Company, individually and/or through their ownership of affiliated companies, have or intend to engage in the following transactions with the Company. See "Principal Owners of the Company."

Land Acquisition
     On October 2, 1998, the Company acquired 5.72 acres of land at the Minden location from Senior Retirement Communities, Inc., an affiliate of the Company. The sales price for the land was $203,739. This transaction resulted in a gain to SRC of $86,059.

Construction Contracts
     On November 18, 1998, the Company entered into a design/builder contract in the amount of $1,777,000 with The Forsythe Group, Inc., one of the Company's members, to construct the Minden Project. The contract calls for the cash payments of $1,352,000 during the building of the Minden Project as approved by the contract engineer and the issuance of additional units of membership interests valued at $425,000. As of December 31, 1998, $345,245 had been paid on this contract and $174,000 of membership interests had been issued for services rendered in connection with the project. The remainder of the $251,000 due to be paid through the issuance of membership interests will be issued at the completion of this project.
     On November 18, 1998, the Company entered into a design/builder contract in the amount of $1,777,000 with The Forsythe Group, Inc. to construct the Bastrop Project. The contract calls for the cash payments of $1,352,000 during the building of the Bastrop Project as approved by the contract engineer and the issuance of additional units of membership interests valued at $425,000. As of December 31, 1998, $36,560 had been paid on this contract and $175,000 of membership interests had been issued for services rendered in connection with the project. The remainder of the $250,000 due to be paid through the issuance of membership interest will be issued at the completion of the project.
     On November 18, 1998, the Company entered into a design/builder contract in the amount of $1,777,000 with The Forsythe Group, Inc. to construct the Farmerville Project. The contract calls for the cash payments of $1,352,000 during the building of the Farmerville Project as approved by the contract engineer and the issuance of additional units membership interests valued at $425,000. As of December 31, 1998, $0 had been paid on this contract and $135,000 of membership interests had been issued for services rendered in connection with the project. The remainder of the $290,000 due to be paid through the issuance of membership interests will be issued at the completion of this project.
     On November 18, 1998, the Company entered into a design/builder contract in the amount of $1,777,000 with The Forsythe Group, Inc. to construct the Natchitoches Project. The contract calls for the cash payments of $1,352,000 during the building of the Natchitoches Project as approved by the contract engineer and the issuance of additional units of membership interests valued at $425,000. As of December 31, 1998, $0 had been paid on this contract and $135,000 of membership interests had been issued for services rendered in connection with the project. The remainder of the $290,000 due to be paid through the issuance of membership interests will be issued at the completion of this project.

Management Contract
     On August 27, 1998, The Forsythe Group, Inc. entered into a Management Agreement with the Company for the management of the Company's Facilities.
The Management Agreement extends to the year 2010, with compensation based on each facility, paying the Manager $1,500 per month or seven percent (7%) of the gross collections of a facility, whichever is greater. The Management Agreement can be terminated by mutual consent of the parties, bankruptcy or for cause. The Company anticipates the payments under the Management Agreement to The Forsythe Group, Inc. will exceed $60,000 per year.

Other Transactions
     On August 20, 1998, the Company issued 265,000 units of membership interests to The Forsythe Group, Inc. for $91,000 cash and services rendered in connection with developing the plans for construction, obtaining State Fire Marshall approval of the plans and getting approval of the proper zoning of the Minden Project.
     On September 30, 1998, the Company issued 21,500 units of membership interests to Joanne M. Caldwell-Bayles for $2,000 cash and services rendered in connection with the formation of the Company.
     On October 19, 1998, the Company issued 85,000 units of membership interests to Joanne M. Caldwell-Bayles for services rendered in connection with the interior design of the Facilities and market research studies for the Facilities.
     On November 10, 1998, the Company issued 203,739 units of membership interests to Joanne M. Caldwell-Bayles for $203,739 in cash.
     On November 10, 1998, the Company issued 270,000 units of membership interests to Joanne M. Caldwell-Bayles for services rendered in connection with selecting the location and purchasing of the land on which the Bastrop and Farmerville Projects are to be built, developing the plans for construction, obtaining State Fire Marshall approval of the plans and getting approval of the proper zoning of the Bastrop and Farmerville Projects.

     On November 10, 1998, the Company issued 267,523.50 units of membership interests to the Forsythe Group, Inc. for $132,523.50 in cash and services rendered in connection with selecting the location and purchasing of the land on which the Natchitoches Project is to be built, developing the plans for construction, obtaining State Fire Marshall approval of the plans and getting approval of the proper zoning of the Natchitoches Project.


                       DESCRIPTION OF BONDS

     The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) pursuant and subject to the provisions of a certain Trust Indenture (the "Trust Indenture") between the Company and Colonial Trust Company of Phoenix, Arizona, as Trustee, Bond Registrar and Paying Agent (the "Trustee"). The Company is not required to qualify the Trust Indenture under the Trust Indenture Act of 1939 as amended (the "Act"). Thus, the Company has elected not to qualify the Trust Indenture under the Act. Although the Trust Indenture utilized by this Company does not conform entirely to the required provisions to the Trust Indenture Act of 1939, the overall agreement of the Trust Indenture does incorporate the essential provisions for the protection of bondholders. Copies of the Trust Indenture will be deposited with the Trustee, the Company and the Underwriter. The following is a summary of the provisions of the Trust Indenture.

Description of Liens
     All of the Bonds will be secured by a mortgage and security agreement, hereinafter called the "Lien," upon the Facilities as follows: (1) the Series 1999-I Bonds in the amount of $1,800,000 will be secured by the property comprising the Minden, Louisiana facility; (2) the Series 1999-II Bonds in the amount of $2,700,000 will be secured by the property comprising the Sedona, Arizona facility; (3) the Series 1999-III Bonds in the amount of $1,800,000 will be secured by the property comprising the Bastrop, Louisiana facility; (4) the Series 1999-IV Bonds in the amount of $1,800,000 will be secured by the property comprising the Farmerville, Louisiana facility; and (5) the Series 1999-V Bonds in the amount of $1,800,000 will be secured by the property comprising the Natchitoches, Louisiana facility. Notwithstanding the aforementioned, the Bonds will be issued on parity, and the provisions regarding any default on the bonds is set forth in "Description of Bonds - Remedies of Default" in this Prospectus.

General
     The Company is offering $9,900,000 of co-first mortgage bonds in five series, with the proceeds from each series being used for the construction or acquisition of a particular project. See "Sources and Uses of Proceeds."
The issue and sale of each series of bonds is not contingent on the issue and sale of the other series of bonds, and will be separately offered and sold and subject to minimum proceeds prior to the issuance thereof. The Bonds are secured by a pledge of land and buildings constituting the Facilities and a pledge of gross income of the Company pursuant to the terms of the Trust Indenture between the Company and the Trustee. The Bonds will be issued in book-entry form (unless the purchaser requests a printed bond certificate) as registered Bonds without coupon in denominations of $250 each or any integral multiple thereof. The Bonds will be issued to mature serially. To "mature serially" means the Bonds will mature according to predetermined maturity dates, beginning six months from the issue date of each series of bonds and continuing to mature each six months thereafter until the final maturity period of each of the series of bonds as indicated in the "Maturity Schedules." The purchaser of a Bond should understand that in the event he/she should need to sell the bond, the Underwriter does not make a secondary market for the Bonds, nor is there the likelihood a secondary market will develop. Principal and interest are payable in lawful money of the United States by the Trustee, acting in its capacity as Paying Agent. Certain Bonds pay interest by check semiannually ("Simple Interest Bonds"). Certain other Bonds pay the interest earned only at the maturity of the Bond ("Compound Interest Bonds"). See "Maturity Schedules."

     The Series 1999-I Bonds will be dated April 1, 1999, and are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-I Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,738,500 that will mature serially and bear simple interest payable by check mailed to the registered owners each October 1 and April 1 until maturity and bonds in the principal amount of $61,500 that will mature serially and bear interest compounded semiannually each October 1 and April 1 that is payable at maturity. The Series 1999-I Bonds will begin accruing interest as of April 1, 1999, whether or not they have been purchased and whether or not the minimum offering amount has been reached.
If any of the Series 1999-I Bonds are purchased after April 1, 1999, the purchaser will be entitled to receive interest on the Bond from April 1, 1999.

     The Series 1999-II Bonds will be dated May 1, 1999, and the Series 1999-II are subject to the sale of a minimum of $600,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-II Bonds is $2,700,000. The Series 1999-II Bonds will mature serially and bear simple interest payable by check mailed to the registered owners each November 1 and May 1 until maturity. Interest on the Series 1999-II Bonds will accrue from the date payment for the Series 1999-II Bonds is received in the office of the Underwriter whether or not the minimum offering amount for this series of bonds has been reached.

     The Series 1999-III Bonds will be dated May 1, 1999, and the Series 1999-III Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-III Bonds is $1,800,000 . The Series 1999-III Bonds will mature serially and bear interest compounded semiannually each November 1 and May 1 that is payable at maturity. The Series 1999-III Bonds will begin accruing interest as of May 1, 1999, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1999-III Bonds are purchased after May 1, 1999, the purchaser will be entitled to receive interest on the Bond from May 1, 1999.

     The Series 1999-IV Bonds will be dated June 1, 1999, and the Series 1999-IV Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-IV Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,718,750 that will mature serially and bear simple interest payable by check mailed to the registered owners each December 1 and June 1 until maturity and bonds in the principal amount of $81,250 that will mature serially and bear interest compounded semiannually each December 1 and June 1 that is payable at maturity. The Series 1999-IV Bonds will begin accruing interest as of June 1, 1999, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1999-IV Bonds are purchased after June 1, 1999, the purchaser will be entitled to receive interest on the Bond from June 1, 1999.

     The Series 1999-V Bonds will be dated July 1, 1999, and the Series 1999-V Bonds are subject to the sale of a minimum of $400,000 in principal amount of Bonds. The aggregate principal amount of the Series 1999-V Bonds is $1,800,000 and is comprised of bonds in the principal amount of $1,718,750 that will mature serially and bear simple interest payable by check mailed to the registered owners each January 1 and July 1 until maturity and bonds in the principal amount of $81,250 that will mature serially and bear interest compounded semiannually each January 1 and July 1 that is payable at maturity. The Series 1999-V Bonds will begin accruing interest as of July 1, 1999, whether or not they have been purchased and whether or not the minimum offering amount has been reached. If any of the Series 1999-V Bonds are purchased after July 1, 1999, the purchaser will be entitled to receive interest on the Bond from July 1, 1999.

Tax Consequences
     Interest paid on the Bonds is not exempt from federal or state income taxes. Interest on Simple Interest Bonds is paid by check semiannually. Each year the purchaser of a Simple Interest Bond will receive a form 1099 INT from the Trustee/Paying Agent showing the interest earned on the Bond(s) for that tax year. While Compound Interest Bonds pay the interest earned only at the maturity of the Bond, a portion of the interest must be reported as income each year even though no interest will be paid until maturity. The interest to be reported each year is the amount of interest accruing on the Bond that year. Each year the purchaser of a Compound Interest Bond will receive a form 1099 OID from the Trustee/Paying Agent showing the interest earned on the Bond(s) for that tax year. For further information concerning the tax consequences of purchasing or holding the Bonds, the investor should consult his or her tax advisor.

Trust Funds Established Under the Trust Indenture
     The Trust Indenture provides for the creation of the Bond Proceeds Fund, into which the proceeds from the sale of Bonds will be deposited. The Trust Indenture also creates the Bond Operating Funds, into which all payments of the Company are collected prior to payment being made to the Bondholders. Payment of Bonds
     Principal and interest on the Bonds is payable at the office of the Trustee in lawful currency of the United States of America. Payment of interest shall be made to the registered owners of the Bonds and paid by check or draft mailed to the registered owners at the address appearing on the bond register of the Trustee. Each holder who has received a printed bond certificate must send his/her matured Bonds to the Paying Agent in order to obtain payment of the aggregate principal amount.

Events of Default
     The term " event of default" when used in the Trust Indenture means the occurrence of any one of the following events:
     a) Failure or refusal to pay when due the principal and/or interest on any Bond;
     b) Failure or refusal to timely pay into the Operating Fund Accounts any installment(s) required;
     c) Failure or refusal to pay when due any taxes, assessments, insurance, claims, liens or encumbrances upon the Facilities, or to maintain the Facilities in good repair, or to cure the breach of any other covenant set forth in the Trust Indenture;
     d) Failure or refusal to pay when due any loan or advance by or the fees and expenses of Trustee or of any depository or escrow agent;
     e) Failure or refusal, upon written request of the Trustee, (i) to furnish Trustee with such insurance policies, financial reports and information concerning the Company as may be reasonably required by Trustee, or (ii) to grant unto Trustee, its agents, accountants and attorneys access during normal business hours to Company's offices for the purpose of examining and, within reasonable limits, photocopying such records;
     f) Making an assignment for the benefit of creditors; or should a receiver, liquidator, or trustee be appointed to assist in the payment of Company's debt; or should any petition for bankruptcy, reorganization, or arrangement of Company be filed; or should Company be liquidated or dissolved, or its charter expire or be revoked.

Remedies of Default
     Upon the occurrence and continuation of an event of default for a period of 30 days, the Trustee may accelerate the Bonds and declare the principal of all Bonds outstanding or any series of Bonds then in default immediately due and payable. Additionally, upon written request of the holders of not less than 25% of the Bonds outstanding, the Trustee is obligated to accelerate the maturity of the Bonds in an event of default. Notwithstanding the aforementioned, in the event that the Company is in default in the payment of the principal and/or interest on one or more series of the Bonds, but not all of the series of the Bonds, or the Company is in default in the timely payment of the installments to the Operating Fund Account required on one or more series of the Bonds, but not all of the series of the Bonds and should such default continue for a period of 30 days, and as a result thereof, the Trustee has declared to be immediately due and payable the principal balance and accrued interest of only the unpaid Bonds in the series in default and if the Company then fails to pay said amount, then the Trustee may proceed to foreclose the lien against the property applicable to the defaulted series of Bonds. If there remains a deficiency in the payment of the series of Bonds in default, then the Trustee may declare to be immediately due and payable the principal balance due and accrued interest of any or all of the unpaid Bonds of any or all of the remaining series issued by the Company pursuant to the Trust Indenture. If the Company then fails to pay said amount, the Trustee then may proceed to exercise any remedy provided for in the Trust Indenture, including a foreclosure of the lien securing the then accelerated and unpaid Bonds.

Additional Covenants
     In addition to its obligation to remit the principal and interest payments when due the Company has agreed to at its own cost and expense, maintain the properties in good repair and condition and pay or discharge all taxes, assessments and any mechanic's or material men's liens that may become payable.

Casualty
     With respect to insurance, the Company has agreed to maintain in full force and effect at all times fire and extended coverage insurance insuring against losses in an amount at least equal to the balance then due on the outstanding Bonds. The proceeds of any such insurance are to be applied for the replacement or repair of the property damaged, to purchase additional property secured by the Trust Indenture as originally acquired with Bond proceeds, for construction of additional improvements on the Facilities, to redeem outstanding Bonds, or a combination of the foregoing. If the proceeds from the sale of the Bonds are to be used to finance the construction of improvements, the Company agrees to furnish and maintain in full force builder's risk insurance during the period of construction. In addition, the Company has agreed to maintain in full force and in effect at all time general liability insurance in such amount and with such insurers as shall be approved by the Trustee. The Trustee is authorized to withdraw funds from the Bond Operating Fund and to apply funds for the account of the Company of such obligations as aforementioned, and the Company is obligated to immediately restore the proper balance of the Bond Operating Fund.

Periodic Reporting
     The Company has agreed to furnish to the Trustee, at least annually, audited financial statements, including a balance sheet, statement of activity and statement of changes in financial position and to permit the Trustee to examine the books or records of accounts of the Company and the Facilities at all reasonable times. Audited annual financial statements will also be supplied to the investors.

Additional Bond Issues/Additional Indebtedness
     The Company reserves the right to issue additional parity Bonds or incur additional debt obligations ("additional Bonds") in any amount for any lawful purpose, including refunding any outstanding Bonds. Such additional Bonds along with the Bonds offered hereby should be deemed "Bonds" for all purposes and as defined in the Trust Indenture. When issued and delivered the additional Bonds will be secured under the terms of the Trust Indenture and shall be on parity with all then outstanding Bonds of the Company offered hereby. The additional Bonds may be offered in one or more series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their issuance. However, no series or issue of additional Bonds shall be issued unless:

     a) Any default or event which would result in default by Company under the Trust Indenture has been first cured;
     b) Any real property acquired from the proceeds of Additional Bonds must be subjected to and become a part of the lien of the Trust Indenture and any mortgage or deed of trust upon the Facilities; and
     c) The ratio of the total of outstanding Bonds plus the additional bonds shall not exceed 100% of the capitalized cost of the Property, inclusive of any new construction or improvements thereon, to secure the payment of the Bonds.

Substitution of Collateral
     If the Company is not then in default, the Trustee may execute partial releases or accept substitution of collateral; provided, however, that in every such instance the Trustee must receive from some disinterested person a certificate stating that the value of the property to be substituted is of equal or greater value to the original property.

Successor Trustee
     If the Trustee resigns or is removed or dissolved or if any court or administrative body takes control over the property or affairs of the Trustee because of insolvency or financial difficulty or for any other reason, the Company must appoint a Successor Trustee. If the Company fails to make such an appointment, the majority in principal amount of Bondholders may appoint a Successor Trustee. The Successor Trustee must then mail notice of its appointment to the registered owners but no other notice is required.

Modification of Trust Indenture
     The Trust Indenture may be amended or supplemented from time to time by the parties thereto without the consent of or notice to the Bondholders for any of the following purposes:

     a)  To cure any ambiguity, omission, formal defect or inconsistency; or
     b)  To issue additional Bonds within the guidelines described above; or
     c) To make any change which, in the judgement of the Trustee in reliance upon any opinion of counsel does not adversely affect the rights of the holders of any Bond.

     The Trust Indenture may be amended or supplemented for purposes other than those set forth above with the consent of the holders of 66 2/3% of the Bonds then outstanding; provided, however, that no such amendment or supplement without the consent of the holder of any Bond affected thereby shall:

     a) Reduce the percentage of the principal amount of Bonds the holders of which must consent to for any such amendment, supplement or waiver;
     b) Reduce the rate or extend the time of payment of interest on any Bonds; or
     c) Reduce the principal or premium, if any, on any Bond or extend the time or times of payment thereof whether at maturity, upon redemption or otherwise.

Prepayment
     The Company has reserved the right to redeem all or a portion of the Bonds prior to their stated maturity. The Bonds are subject to redemption without premium at the principal amount thereof plus accrued interest. The registered owner will be given written notice of such redemption at the owner's address as it appears on the Bond Register. It is the owner's responsibility to notify the Paying Agent of any change of address. Any Bond not redeemed by its owner within three years after its maturity date is deemed to have been paid and the funds will escheat to the benefit of the appropriate state authority.

Security and Source of Payment for the Bonds
     The Bonds will be payable primarily from the first revenues of the Facilities. These Bonds are an obligation of the Company. The Series 1999-I, II, III, IV and V Bonds will be secured by a co-first mortgage on the Minden, Oak Creek, Bastrop, Farmerville and Natchitoches Projects, respectively. Notwithstanding the aforementioned, the Bonds will be issued on parity, and the provisions regarding any default on the bonds is set forth in "Description of Bonds - Remedies of Default" in this Prospectus.
     The Company covenants to keep all property pledged under this Bond issue properly insured against loss by fire, windstorm and explosion in an amount equal to the outstanding balance of the Bonds. A copy of such policy, payable jointly to the Company and the Trustee, will be on file with the Company and the Trustee.

Requirements of the Operating Fund Accounts
     Under the Trust Indenture, the Company must establish Operating Fund Accounts and make monthly deposits into the Operating Fund Accounts in amounts predetermined to be sufficient at all times to pay the principal and interest of each series of the Bonds. The required monthly deposits will be as follows:

                          Series 1999-I ($1,800,000)
   $14,010.01 per month for one year (12 Payments) beginning April 1, 1999 $17,450.02 per month for one year (12 Payments) beginning April 1, 2000 $17,750.02 per month for one years (12 Payments) beginning April 1, 2001
  $18,270.02 per month for four and one half years (54 Payments) beginning
       April 1, 2002 with a final balloon payment of $1,451,750 due on
                              September 30, 2006
              Payments include the Paying Agent fee of $450 per month.

                          Series 1999-II ($2,700,000)
   $20,925.01 per month for five years (60 Payments) beginning May 1, 1999 with a final balloon payment of $2,700,000 due on April 30, 2004
            Payments include the Paying Agent fee of $675 per month.

                         Series 1999-III ($1,800,000)
    $13,727.99 per month for one year (12 Payments) beginning May 1, 1999 $15,442.00 per month for one year (12 Payments) beginning May 1, 2000 $17,223.00 per month for one year (12 Payments) beginning May 1, 2001
   $18,970.03 per month for four and one half years (54 Payments) beginning
        May 1, 2002 with a final balloon payment of $1,416,771 due on
                               October 31, 2006
             Payments include the Paying Agent fee of $450 per month.

                         Series 1999-IV ($1,800,000)
   $13,270.00 per month for one year (12 Payments) beginning June 1, 1999 $16,119.99 per month for one year (12 Payments) beginning June 1, 2000 $17,651.00 per month for one years (12 Payments) beginning June 1, 2001 $19,434.99 per month for two years (24 Payments) beginning June 1, 2002 with a final balloon payment of $1,575,000 due on May 31, 2004
            Payments include the Paying Agent fee of $450 per month.

                          Series 1999-V ($1,800,000)
   $13,270.00 per month for one year (12 Payments) beginning July 1, 1999 $16,119.99 per month for one year (12 Payments) beginning July 1, 2000 $17,651.00 per month for one years (12 Payments) beginning July 1, 2001 $19,434.99 per month for two years (24 Payments) beginning July 1, 2002 with a final balloon payment of $1,575,000 due on June 30, 2004
           Payments include the Paying Agent fee of $450 per month.

     The Trustee must first draw, from the Operating Fund Accounts, the charges due for paying agency and trustee services. Thereafter, the amounts in the Operating Fund Accounts shall be used solely for the payment of interest coming due or principal coming payable on the Bonds or for the redemption of Bonds; provided however, that the Trustee may in the event the Company fails to maintain or insure its properties, apply such funds as may be available in the Operating Fund Accounts to perform the Company's obligations. The Company is obligated to immediately replenish such funds so applied.

Initial Operating Fund Payments
     Initial operating fund payments in the amounts of $90,000, $125,000, $90,000, $90,000 and $90,000 will be funded from the proceeds of the sale of the Series 1999-I, II, III, IV and V Bonds, respectively, and will be used
only to make the initial payments on the respective series of Bonds.   These
initial operating fund payment amounts are equivalent to slightly more than the first six month operating fund payments for the five series of Bonds assuming all of the Bonds are sold. After the initial operating fund payment amounts have been expended, the remaining operating fund payments will be payable primarily from the first revenues of the Facilities. If the Company is unable to make the required operating fund payments to pay the principal and interest due on the Bonds, then an event of default will occur. See "Description of Bonds - Events of Default" and "Description of Bonds - Remedies of Default."

Bond Reserve Account
     The Company has agreed to establish a Bond Reserve Account which will be funded by four of the five series of bonds as follows: $140,000 from the Series 1999-I Bonds, $140,000 from the Series 1999-III Bonds, $140,000 from the Series 1999-IV Bonds and $117,000 from the Series 1999-V Bonds. If all the Bonds are sold, the Bond Reserve Account will be funded in the amount of $537,000. The purpose of the Bond Reserve Account is that in the event the Company has not deposited the necessary funds to pay the principal and interest due on any semiannual payment date of any series of Bonds, the Trustee may apply available funds to the principal and interest due on the Bonds. In the event that the Trustee uses funds from the Bond Reserve Account to pay the principal and interest on the Bonds due at a particular paydate, then the Company shall pay to the Trustee, within one hundred eighty (180) days from the date of such paydate, an amount necessary to replenish the Bond Reserve Account. Failure to replenish the Bond Reserve Account within one-hundred eighty (180) day period shall be an event of default and shall entitle the Trustee to continue to hold the Bond Reserve Account, in addition to its other remedies. The Bond Reserve Account will remain in place for a period of seven and one half years from May 1, 1999.
At the end of the seven and one half year period, any funds remaining in the Bond Reserve Account must first be used to call any outstanding Bonds, provided the Company is current on all operating fund payments. If all of the Bonds have been retired prior to the end of the seven and one half year period, then the Bond Reserve Account will be released to the Company.

Escrow and Disbursement of Bond Proceeds
     All proceeds from the sale of the Bonds shall be payable to and deposited with Colonial Trust Company of Phoenix, Arizona ("Escrow Agent" and "Registrar") pursuant to an Escrow Agreement entered into between the Company and the Escrow Agent. Pursuant to the terms of the Escrow Agreement, all proceeds from the sale of the Bonds will be deposited with the Escrow Agent, subject to the sale of minimum funds for any series of Bonds. The minimum offering amounts for the Series 1999-I Bonds, Series 1999-II Bonds,
Series 1999-III Bonds, Series 1999-IV Bonds and Series 1999-V Bonds are $400,000 , $600,000, $400,000, $400,000 and $400,000, respectively. No fees still due the Underwriter related to the sale of a particular series of Bonds shall be paid out of the escrow account until the minimum escrow amount for that particular series of Bonds has been met. The funds shall be used only for the purpose set forth under "Sources and Uses of Proceeds." During the escrow period, the subscriber will not have access to funds held in the Escrow Account. The Company, the Company's affiliates, the Underwriter and the Underwriter's affiliates may purchase Bonds in order to reach the minimum offering amounts for any series of the Bonds. These parties will not be restricted to the amount of Bonds that they may purchase.
     If $400,000 has not been deposited in the escrow account from the sale of the Series 1999-I Bonds by October 1, 1999, the subscribers to the Series 1999-I Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series
1999-I Bonds is not met by October 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from April 1, 1999 through October 1, 1999 at the rate attributable to the Series 1999-I Bonds subscribed.
     If $600,000 has not been deposited in the escrow account from the sale of the Series 1999-II Bonds by November 1, 1999, the subscribers to the Series 1999-II Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1999-II Bonds is not met by November 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from the date payment for the Series 1999-II Bonds is received in the office of the Underwriter through November 1, 1999 at the rate attributable to the Series 1999-II Bonds subscribed.
     If $400,000 has not been deposited in the escrow account from the sale of the Series 1999-III Bonds by November 1, 1999, the subscribers to the Series 1999-III Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1999-III Bonds is not met by November 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from May 1, 1999 through November 1, 1999 at the rate attributable to the Series 1999-III Bonds subscribed.
     If $400,000 has not been deposited in the escrow account from the sale of the Series 1999-IV Bonds by December 1, 1999, the subscribers to the Series 1999-IV Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1999-IV Bonds is not met by December 1, 1999, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from June 1, 1999 through December 1, 1999 at the rate attributable to the Series 1999-IV Bonds subscribed.
     If $400,000 has not been deposited in the escrow account from the sale of the Series 1999-V Bonds by January 1, 2000, the subscribers to the Series 1999-V Bonds will receive the return of their subscription amount plus interest. In the event that the minimum offering amount for the Series 1999-V Bonds is not met by January 1, 2000, the Company shall promptly pay to the Escrow Agent such sum of money as shall be necessary, if any, when added to the amount of the Escrow Property and interest earned thereon to pay to the subscribers of the Bonds the principal amount of such subscriptions together with the interest from July 1, 1999 through January 1, 2000 at the rate attributable to the Series 1999-V Bonds subscribed.
     Subject to the sale of the minimum offering amount for the Series 1999-I Bonds, the Company and Trustee will use available funds from the sale of the Series 1999-I Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1999-I Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1999-I Bonds; (3) to retire the Minden Construction Loan; (4) to fund pre-opening costs of the Minden Project; and (5) to fund the Series 1999-I portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series
1999-I Bonds will be released to the Company. See "Sources and Uses of Proceeds."
     Subject to the sale of the minimum offering amount for the Series
1999-II Bonds, the Company and Trustee will use available funds from the sale of the Series 1999-II Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1999-II Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1999-II Bonds; (3) to retire the Oak Creek Interim Loan; and (4) to retire the line of credit used for the renovation of the Oak Creek Project. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series 1999-II Bonds will be released to the Company. See "Sources and Uses of Proceeds."
     Subject to the sale of the minimum offering amount for the Series 1999-III Bonds, the Company and Trustee will use available funds from the sale of the Series 1999-III Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1999-III Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1999-III Bonds; (3) to retire the Bastrop Construction Loan; (4) to fund the remaining construction costs on the Bastrop Project; (5) to fund pre-opening costs of the Bastrop Project; and (6) to fund the Series 1999-III portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series 1999-III Bonds will be released to the Company. See "Sources and Uses of Proceeds."
     Subject to the sale of the minimum offering amount for the Series 1999-IV Bonds, the Company and Trustee will use available funds from the sale of the Series 1999-IV Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1999-IV Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1999-IV Bonds; (3) to retire the Farmerville Construction Loan; (4) to fund the remaining construction costs on the Farmerville Project; (5) to fund pre-opening costs of the Farmerville Project; and (6) to fund the Series 1999-IV portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series
1999-IV Bonds will be released to the Company. See "Sources and Uses of Proceeds."
     Subject to the sale of the minimum offering amount for the Series 1999-V Bonds, the Company and Trustee will use available funds from the sale of the Series 1999-V Bonds in the following order: (1) to pay expenses of the Underwriter, attorney, appraiser, recording fees, mortgage taxes, Trustee's fees, Paying Agent fees and other similar fees incurred in connection with the Series 1999-V Bonds; (2) to fund an amount approximately equivalent to the first six month operating fund payments for the Series 1999-V Bonds; (3) to retire the Natchitoches Construction Loan; and (5) to fund the Series 1999-V portion of the Bond Reserve Account. After the above has been accomplished, any remaining funds in the Bond Proceeds Account related to the Series 1999-V Bonds will be released to the Company. See "Sources and Uses of Proceeds."

Escrow Agent
     The Company has appointed Colonial Trust Company of Phoenix, Arizona, as Escrow Agent. The duties and responsibilities of the Escrow Agent are set forth in the Escrow Agreement between the Company and the Escrow Agent, the provisions of which are summarized under "Description of Bonds - Escrow And Disbursement Of Bond Proceeds."

Trustee
     Colonial Trust Company of Phoenix, Arizona, has agreed to serve as Trustee for the Bonds pursuant to the Trust Indenture entered into between the Company and the Trustee.  The Trustee has also agreed to serve as Paying
Agent, Registrar, Disbursing Agent and Escrow Agent.   The Trustee is not a
guarantor or surety, does not in any way guarantee or act as surety for payment of the Bonds and may not be held liable under any conditions, except for its own negligence.
     The Underwriter and Trustee are separate corporations organized under the laws of the states of Kansas and Arizona respectively. The Trustee and Underwriter share no common officer or directors. The Underwriter will however receive a fee not to exceed $60,000 to be paid in installments over the terms of the Bond Issues from the Trustee for its technical assistance pertaining to the Bond Issues. This assistance normally includes, but is not limited to, (1) helping ensure that all legal documents are recorded; (2) making sure that proper documentation is forwarded to the Trustee, including such documents as the Articles of Organization, appraisal, financial statements and annual reports; (3) due diligence documentation of the progress of the project and bond sales; and (4) follow-up with the Company in the event of delinquent payments. This assistance offered by the Underwriter presents a conflict of interest, in that the Underwriter has underwritten other offerings for affiliates of the Company, and therefore may not want to alienate the Company (and possibly lose future business) by aggressively pursuing delinquent payments that are due to investors. Dependence by the Trustee on the Underwriter to provide certain information to the Trustee restricts the Trustee's ability to function independently as a Trustee. This assistance offered by the Underwriter, for whom it is compensated by the Trustee, does in no way relieve the Trustee of its duties.

Registrar
     The Bonds are being issued as fully registered Bonds in book entry form (unless the purchaser requests a printed bond certificate). The Trustee is also acting as Registrar and Transfer Agent for the Bonds. As Bond Registrar, the Trustee will receive and record all proceeds from the sale of the Bonds, maintain a permanent bond register, authenticate and mail all Bonds to their registered holders that have requested a printed Bond, cancel and reissue Bonds which are transferred by the original holders, and replace lost, stolen and mutilated bond certificates. All Bonds will be registered in the owner's name. Upon registration, a bond confirmation certificate or, if the purchaser requests, a printed Bond will be mailed directly to it's owner.

Paying Agent
     The Company has also appointed the Trustee to act as Paying Agent for the Bonds. As paying agent the Trustee will receive and hold all payments remitted by the Company into the Operating Fund Accounts and will disburse therefrom all payments of principal or interest on the Bonds, Trustees fees and such other sums as provided in the Trust Indenture. The Paying Agent holds the funds in trust, commingled with similar operating funds of other companies, but must maintain detailed records to reflect the balances attributable to each Company. The Paying Agent may invest the funds in any form of account or deposit insured by depository insurance or in interest bearing obligations issued by the United States Government or any political subdivision thereof, or any funds comprised of the same.
     As Paying Agent, the Trustee is required to furnish periodic statements to the Company and to the Underwriter reflecting all receipts and disbursements from the Operating Fund Accounts.


                           UNDERWRITING

Underwriting Agreement
         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, between the Company and MMR Investment Bankers, Inc. (the "Underwriter"), the Company has retained the services of the Underwriter to offer and sell the Bonds offered hereby on a "best efforts" basis at the public offering price of $250 per Bond or integral multiples thereof. The Bonds will be issued in five series, as identified herein, and each series is subject to the sale of a minimum-offering amount as indicated under "Description of Bonds - Escrow and Disbursement of Bond Proceeds." All proceeds from the sale of the Bonds will be transmitted promptly to an escrow account with Colonial Trust Company as Escrow Agent. In the event minimum funds for any series of Bonds is not received within the time set forth herein, the Company will promptly pay to the Escrow Agent such sum of money as will be necessary, if any, when added to the sums held in escrow, including interest earned thereon, to pay to the subscribers the principal amount of their subscription together with interest through the escrow termination date at the rate attributable to the Bonds subscribed to by the subscriber. The Company expects that the Bonds will be delivered in book-entry form, subject to the sale of minimum funds for each series of Bonds, through the facilities of the Trustee within thirty
(30) days from the date subscriptions for the Bonds are received.
     Contingent upon the sale of the minimum principal amount of a series of the Bonds, the Company will pay the Underwriter a concession as follows:
(1) the Underwriter will receive 6.0% of the face amount of each Bond sold by another NASD member firm through a selling group agreement with the Underwriter and may re-allow the full 6% to the NASD member firms participating in this Offering; (2) the Underwriter will receive a concession of 5.0% of the face amount of each bond sold by the Underwriter to clients of the Underwriter; or (3) the Underwriter will receive a processing fee of 1.0% of the face amount of each Bond sold to a purchaser referred to the Underwriter by the Company, provided such investors are not currently a client of the Underwriter. The Underwriter or its assigns will also receive a fee not to exceed $60,000 to be paid in installments over the term of the Bond Issues from the Trustee for services rendered to the Trustee including the review of the financial and operating condition of the Company on a continuing basis. In addition, the Company has paid to the Underwriter an investment banking fee in the amount of $128,700 for the Underwriter's technical assistance in connection with this Offering. In the event the Offering is terminated prior to the issuance of Bonds, the Company shall be liable to the Underwriter only for the Underwriter's out-of-pocket expenses for services rendered. The Company has agreed to pay all expenses in connection with qualifying the Bonds for sale under such jurisdictions as the Underwriter may designate. The Underwriting Agreement provides for reciprocal agreements of indemnity between the Company and the Underwriter as to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
     The sale of the Bonds will be for a period of one year from the date of this Prospectus. All offerings are subject to prior sale. The Underwriter has the first right of refusal on any other financing needs of the Company involving the Facilities for the next three years following the offering. Additionally, the Underwriter has advised the Company that it does not intend to make a market in the Bonds.
     Pursuant to terms of the Underwriting Agreement, the Company may not contact any person listed in the records of the Underwriter as a customer of the Underwriter for any reason whatsoever without obtaining the prior written consent of the Underwriter. However, this provision is not to be construed to prohibit the Company from providing any reports or notifications to bondholders that may be mandated by any federal or state laws or regulations.

Subscription for Bonds
     Each person who wishes to purchase a Bond must execute a subscription agreement covering the Bond(s) being purchased. The subscription agreement is generated by the Underwriter upon receiving verbal indication from a subscriber for the Bond(s) the subscriber has selected from the available maturities. Subscribers may purchase any of the series of Bonds. Prior to executing the subscription agreement, the subscriber will be provided a Prospectus by the Underwriter.
     Checks should be made payable to Colonial Trust Company as Escrow Agent and Registrar. Completion of the subscription agreement, including proper signature thereon is essential prior to any sale of the Bonds to potential investors. However, the Company and Underwriter reserve the right to reject any subscription for any reason whatsoever, in which event all monies will then be refunded to the prospective investor without interest, deduction or credit thereon. Subject to the sale of minimum funds for each series of Bonds, the Registrar will register and deliver the bonds in book-entry form or provide those registered owners who request a printed bond certificate with the Bonds within thirty (30) days from the date subscriptions for the Bonds are received.

Determination of Offering Price
     Prior to this Offering, there has been no public market for the Bonds of the Company. Consequently, the initial public offering price for the Bonds has been determined arbitrarily between the Company and the Underwriter.

Possible Withdrawal of Underwriter
     In June 1997, the Securities Commissioner of the State of Kansas filed a Petition in the District Court of Shawnee County, Kansas, Case No. 97-CU-755, styled State of Kansas, ex. rel. David R. Brant, Securities Commission of the State of Kansas v. William Gerald Martin, Thomas Gene Trimble, and MMR Investment Bankers, Inc. This case stems from the Underwriter's participation in a series of church bond offerings of a single church located in Wichita, Kansas. The Securities Commissioner of Kansas seeks a permanent injunction restraining and enjoining each of the defendants from directly or indirectly employing any device, scheme, or artifice to defraud; engaging in an act, practice or course of business which would operate as a fraud or deceit upon any person; and/or making any untrue statements of material fact and/or omitting to state material facts necessary in order to make other statements made not misleading, and, seeking restitution jointly and/or severely from each of the defendants in the amount of $4,825,665.24, which is the amount in default on the last two issues of church bonds issued on behalf of the church. It is likely that during the offering of the Bonds, that this matter may be adjudicated, settled, or otherwise, and the authority of the Underwriter to engage in the securities business may be suspended, revoked or limited. Currently, this litigation is in its discovery stage, and the Underwriter has determined to vigorously defend the case. However, in the event the Underwriter is unable to continue its business as a broker dealer of securities, it will have to withdraw from its participation in this offering and, in all likelihood, the offering will be terminated unless and until the Company is successful in finding another Underwriter willing to participate in the sale of the Bonds.

                                 LEGAL MATTERS

     The Company's counsel, Bobby L. Culpepper, Esq., Jonesboro, Louisiana, has opined upon certain legal matters pertaining to the Bonds. Certain legal matters have been passed upon for the Underwriter by Michael G. Quinn, Esq., Wichita, Kansas.
     To the best knowledge of the Company, there are neither pending legal proceedings nor any known to be threatened or contemplated to which the Company is a party or to which any of its property may be subject.


                                    EXPERTS

     The following experts have consented to their names and to references to their reports appearing in this Prospectus: Robert M. McSherry, MAI, of Baton Rouge, Louisiana, has provided appraisals of the Facilities. William R. Hulsey, CPA, of Monroe, Louisiana, has audited the financial statements dated December 31, 1998.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form SB-2 under the Securities Act with respect to the Bonds offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and financial schedules thereto. Reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Bonds offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the Bonds, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined or copied at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York New York 10048 and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.





                     (This space is intentionally left blank)

                          INDEX TO FINANCIAL STATEMENTS


                                                                  Page

Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Balance Sheet at December 31, 1998 . . . . . . . . . . . . . . . . F-3

Statement of Income from July 1, 1998 until December 31, 1998. . . F-4

Statement of Members' Equity (Deficit) from July 1, 1998
until December 31, 1998  . . . . . . . . . . . . . . . . . . . . . F-5

Statement of Cash Flows from July 1, 1998 until
December 31, 1998. . . . . . . . . . . . . . . . . . . . . . . . . F-6

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . F-7

                             WILLLIAM R. HULSEY
                        CERTIFIED PUBLIC ACCOUNTANT
                            2117 FORSYTHE AVENUE
         MEMBER              MONROE, LOUISIANA          MAILING ADDRESS
  AMERICAN INSTITUTE OF                                 P. 0. BOX 2253
CERTIFIED PUBLIC ACCOUNTANTS                         MONROE, LOUISIANA 71207
   SOCIETY OF LOUISIANA                                  (318) 362-9900
CERTIFIED PUBIIC ACCOUNTANTS                           FAX (318) 362-9993




The Biltmore Group of Louisiana. L.L.C.
507 Trenton Street
West Monroe, Louisiana

I have audited the accompanying balance sheet of The Biltmore Group of Louisiana, L.L.C. as December 31, 1998 and the related statements of income, retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all material respects, the financial position of The Biltmore Group of Louisiana, L.L.C. at December 31, 1998 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

January 21, 1999

/S/WILLIAM R HULSEY

William R. Hulsey
Certified Public Accountant

                     The Biltmore Group of Louisiana, L.L.C.
                        ( A Development Stage Company )

                                 Balance Sheet

                               December 31, 1998



ASSETS

Current assets:
   Cash                                                         $    21,318
   Prepaid expenses                                                   4,918
                                                                 ----------
   Total current assets                                              26,236
                                                                 ----------
Property, plant and equipment
   Building construction in progress                              2,878,986
   Land                                                             938,739
                                                                 ----------
   Total property, plant and equipment                            3,817,725
                                                                 ----------
Other assets:
   Deferred charges                                                 110,000
                                                                 ----------

                                                                $ 3,953,961
                                                                 ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accrued payroll taxes payable                                $     1,383
   Notes payable                                                    689,907
                                                                 ----------
   Total current liabilities                                        691,290
                                                                 ----------

Long-term debt                                                    2,174,025
                                                                 ----------

Members' equity                                                   1,088,646
                                                                 ----------
                                                                $ 3,953,961
                                                                 ----------

               The notes to financial statements are an integral
                      part of this financial statement.

                   The Biltmore Group of Louisiana, L.L.C.
                       ( A Development Stage Company )

                           Statement of Income
               Period from July 1, 1998 until December 31, 1998

Revenues                                                        $         0
                                                                 ----------

Operating expenses
   Activities                                                           685
   Advertising                                                        2,231
   Bank charges                                                          30
   Dues and subscriptions                                             1,167
   Education                                                            498
   Equipment rental                                                     231
   Housekeeping                                                         439
   Licenses                                                              35
   Miscellaneous                                                        596
   Office                                                                21
   Office supplies                                                      869
   Payroll expense                                                    5,202
   Postage                                                              635
   Printing                                                           1,263
   Promotion                                                             15
   Telephone                                                            347
   Travel and entertainment                                           9,389
   Uniforms                                                               7
   Utilities                                                            457
                                                                 ----------
   Total operating expenses                                          24,117
                                                                 ----------

Net income (loss)                                                  (24,117)
                                                                 ----------

               The notes to financial statements are an integral
                      part of this financial statement.

                    The Biltmore Group of Louisiana, L.L.C.
                        ( A Development Stage Company )

                         Statement of Members' Equity

               Period from July 1, 1998 until December 31, 1998

Beginning members' equity                                       $         0

Members, contributions                                            1,112,763

Net income (loss)                                                   (24,117)
                                                                 ----------
Ending members' equity                                          $ 1,088,646
                                                                 ----------

                 The notes to financial statements are an integral
                         part of this financial statement.

                     The Biltmore Group of Louisiana, L.L.C.
                         ( A Development Stage Company )

                             Statement of Cash Flows

                 Period from July 1, 1998 until December 31, 1998

Cash flows from operating activities:
     Net loss                                                   $   (24,117)
     Adjustments to reconcile net income to
     cash used by operations:
       Increase in prepaid expenses                                  (4,918)
       Increase in accrued payroll taxes                              1,383
                                                                 ----------
     Net cash used by operating activities                          (27,652)
                                                                 ----------

Cash flows from investing activities
     Acquisitions land                                             (938,739)
     Payments towards construction in progress                   (2,878,986)
     Payment of deferred charges                                   (110,000)
                                                                 ----------
     Net cash provided by (applied to) investing                 (3,927,725)
                                                                 ----------
Cash flows from financing activities
     Contribution of membership equity                            1,112,763
     Interim construction loans                                     689,907
     Land and real estate loans                                   2,174,025
                                                                 ----------
  Net cash provided by (applied to) financing                     3,976,695
                                                                 ----------

Net increase in cash                                                 21,318

Cash at the beginning of the period                                       0

Cash at the end of the period                                   $    21,318
                                                                 ----------


              The notes to financial statements are an integral
                      part of this financial statement.

                    The Biltmore Group of Louisiana, L.L.C.
                         ( A Development Stage Company )

                          Notes to Financial Statements


Note 1 - Summary of Significant Accounting Policies

     Nature of Business
     The company is a Louisiana limited liability company established to develop an assisted living center and dementia facility for the housing and care of senior citizens in Bastrop, Farmerville, Minden, and Natchitoches in Louisiana and in Sedona, Arizona.

     Basis of Accounting
     The company uses the accrual basis of accounting and will utilize the calendar year for all reporting purposes.

     Income Taxes
     The company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their share of the Company's earnings. The Company's income or loss is allocated among the members in accordance with the operating agreement of the Company. The financial statements do not reflect a provision for income taxes.

     Property, Buildings, Equipment and Depreciation
     Buildings and equipment are stated at cost and are to be depreciated by the straight-line method over their estimated economic lives. Buildings shall include capitalized construction period interest which will be treated as a component cost of the building and depreciated over the same economic life as the building.

     Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising
     The Company follows the policy of charging the costs of advertising to expense as incurred.

                      The Biltmore Group of Louisiana, L.L.C.
                           ( A Development Stage Company )

                            Notes to Financial Statements


Note 1 - Summary of Significant Accounting Policies-(continued)

     Deferred Charges
     Deferred charges represents the costs associated with obtaining long-term financing for the care facilities of the Company. These costs are to amortized over the life of the bonds using the effective interest rate method.

Note 2 - Related Party Transactions

     The Company has entered into a design/builder contract in the amount of $ 1,777,000 with The Forsythe Group, one of its members, to construct the Bastrop facility. The contract calls for the cash payments of $ 1,352,000 during the building of the facility as approved by the contract engineer and the balance of $ 425,000 through the issuance of certificates of membership equity. As of December 31, 1998, $ 36,560 has been paid on this contract and $ 175,000 of membership equity had been issued for services rendered in connection with the project. The remainder of the $ 250,000 due to be paid through the issuance of equity certificates, which will be issued at the completion of the project.

     The Company has entered into a design/builder contract in the amount of $ 1,777,000 with The Forsythe Group, one of its members, to construct the Farmerville facility. The contract calls for the cash payments of $ 1,352,000 during the building of the facility as approved by the contract engineer and the balance of $ 425,000 through the issuance of certificates of membership equity. As of December 31, 1998, there have been no cash payments on this contract and $ 135,000 of membership equity had been issued for services rendered in connection with the project. The remainder of the $ 290,000 due to be paid through the issuance of equity certificates, which will be issued at the completion of the project.


     The Company has entered into a design/builder contract in the amount of $ 1,777,000 with The Forsythe Group, one of its members, to construct the Minden facility. The contract calls for the cash payments of $ 1,352,000 during the building of the facility as approved by the contract engineer and the balance of $ 425,000 through the issuance of certificates of membership equity. As of December 31, 1998, $ 348,245 has been paid on this contract and $ 174,000 of membership equity had been issued for services rendered in connection with the project.

                      The Biltmore Group of Louisiana, L.L.C.
                           ( A Development Stage Company )

                           Notes to Financial Statements


Note 2 - Related Party Transactions-(continued)

     The remainder of the $ 251,000 due to be paid through the issuance of equity certificates, which will be issued at the completion of the project.

     The Company has entered into a design/builder contract in the amount of $ 1,777,000 with The Forsythe Group, one of its members, to construct the Bastrop facility. The contract calls for the cash payments of $ 1,352,000 during the building of the facility as approved by the contract engineer and the balance of $ 425,000 through the issuance of certificates of membership equity. As of December 31, 1998, there have been no payments on this contract and $ 135,000 of membership equity had been issued for services rendered in connection with the project. The remainder of the $ 250,000 due to be paid through the issuance of equity certificates, which will be issued at the completion of the project.

Note 3 - Deferred Charges

     Deferred charges are summarized as follows:
          Loan fees                        $ 110,000

     The loan fees are to be amortized as interest expense over the life of the related loan by use of the interest method.

Note 4 - Notes Payable

     Notes payable at December 31, 1998 consist of a note to Church Loans which is to provide the funding for the construction of the Bastrop location. The loan is to be repaid from the permanent financing of the project through the proposed issuance of bonds. This note calls for the payment of interest at a rate of prime ( as published in the Wall Street Journal plus two per cent but in no case shall the rate be less than ten and one-half per cent per annum. The lender shall maintain a first mortgage position on the Bastrop location until such time as the bonds are sold. At that time Church Loans will maintain a co-first mortgage position for any amounts which are not liquidated by the bond proceeds. As of December 31, 1998, the balance on this loan is $ 196,116.

                     The Biltmore Group of Louisiana, L.L.C.
                         ( A Development Stage Company )

                          Notes to Financial Statements


Note 4 - Notes Payable-(continued)

     Notes payable at December 31, 1998 consist of a note to First Republic Bank to provide a credit line for the funding for the construction of the various locations. The loan is to be repaid from the permanent financing of the project through the proposed issuance of bonds. This note calls for the payment of interest at a rate of 9.995 per cent. As of December 31, 1998, the balance on this loan is $ 70,500.

     Notes payable at December 31, 1998 consist of a note to First Republic Bank to provide the funding for the construction of the Minden location. The loan is to be repaid from the permanent financing of the project through the proposed issuance of bonds. This note calls for the monthly payment of interest at a rate of 9.20 per cent. The lender shall maintain a first mortgage position on the Minden location until such time as the bonds are sold. As of December 31, 1998, the balance on this loan is $ 351,536.

     Notes payable at December 31, 1998 consist of a note to First Republic Bank to provide the funding for the remodeling and upgrading of the Sedona location. This note calls for the monthly payment of interest at a rate of 9.75 per cent. The note is secured by a mortgage position on certain real estate owned by on e of the members. As of December 31, 1998, the balance on this loan is $ 71,755.

Note 5 - Contributions of Members' Equity

     The Company has issued members' equity certificates totalling $ 1,112,763 in exchange for $ 683,500 of services and $ 429,263 of cash.

Note 6 - Development Stage Operations

     The Company has begun construction of the Minden and Bastrop facilities which have an estimated completion date of late 1999. The Company has completed the purchase of the Sedona, Arizona facility and is in the process of upgrading and remodeling the facility which has as estimated completion date of early 1999. The expenditures related to these projects are reflected as building construction in progress on the balance sheet.

                    The Biltmore Group of Louisiana, L.L.C.
                        ( A Development Stage Company )

                         Notes to Financial Statements




Note 7 - Long-Term Debt

     Long-term debt at December 31, 1998 consist of a note to Church Loans which is to provided the funding for the purchase of the Sedona location. The loan is to be repaid from the permanent financing of the project through the proposed issuance of bonds. This note calls for the payment of interest at a rate of prime ( as published in the Wall Street Journal plus two per cent but in no case shall the rate be less than ten and one-half per cent per annum. The lender shall maintain a first mortgage position on the Sedona location until such time as the bonds are sold.
     At that time Church Loans will maintain a co-first mortgage position for any amounts which are not liquidated by the bond proceeds. As of December 31, 1998, the balance on this loan is $ 2,174,025.

     No person has been authorized in connection with the Offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              TABLE OF CONTENTS

            Maturity Schedules . . . . . . . . . . . . . . . . .  3
            Prospectus Summary . . . . . . . . . . . . . . . . .  4
            Risk Factors . . . . . . . . . . . . . . . . . . . .  7
            Use of Proceeds. . . . . . . . . . . . . . . . . . . 14
            Business . . . . . . . . . . . . . . . . . . . . . . 15
            Description of Property. . . . . . . . . . . . . . . 19
            Management . . . . . . . . . . . . . . . . . . . . . 24
            Principal Owners of the Company. . . . . . . . . . . 25
            The Company's Plan of Operation. . . . . . . . . . . 26
            Prior Performance of Affiliates of the Company . . . 27
            Certain Transactions . . . . . . . . . . . . . . . . 27
            Description of Bonds . . . . . . . . . . . . . . . . 29
            Underwriting . . . . . . . . . . . . . . . . . . . . 37
            Legal Matters. . . . . . . . . . . . . . . . . . . . 39
            Experts. . . . . . . . . . . . . . . . . . . . . . . 39
            Additional Information . . . . . . . . . . . . . . . 39
            Index to Financial Statements. . . . . . . . . . . . F-1





     Until _____________, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the Bonds offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.







                                   $9,900,000
                            Co-First Mortgage Bonds





                              (Company logo here)





                             THE BILTMORE GROUP
                            OF LOUISIANA, L.L.C.





                          -----------------------
                                PROSPECTUS
                          -----------------------








                       MMR INVESTMENT BANKERS, INC.



                  [MMR LOGO]                [SIPC LOGO]





                            ________________, 1999

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

     The Louisiana Limited Liability Company law (La. R. S. 12:1314 and 1315) confers broad powers upon limited liability companies organized in Louisiana with respect to limitations of liability and indemnification of any person against liabilities incurred by reason of the fact that such person is or was a member, manager, employee or agent of a limited liability company, or is or was serving at the request of the company as a manager, employee or agent of another company or other business entity. The provisions of La. R.S. 12:1314 are not exclusive of any other rights to which those seeking indemnification may be entitled under any articles of organization or written operating agreement as allowed pursuant to La. R.S. 12:1315.

     The Operating Agreement of the Company contain a provision regarding the limits of liability of members and managers of the Company to the fullest extent allowed by law.

     The Underwriting Agreement, filed as Exhibit 1(a) to this Registration Statement, provides for the indemnification by the Company of the Underwriter and each person, if any, who controls the Underwriter against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriter similarly indemnify the Company, it directors, officers and controlling persons, as set forth therein.


Item 25. Other Expenses of Issuance and Distribution

     The following is a list of the estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions, all of which is to be paid by the
Registrant:

SEC Registration Fee. . . . . . . . . . . . . . . . . . . . . . . . . . $3,000
NASD Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . $1,490
Blue Sky Qualification Fees and Expenses. . . . . . . . . . . . . . . . $3,150
CUSIP Registration Fees . . . . . . . . . . . . . . . . . . . . . . . . $1,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .$20,000
Accounting Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .$20,000
Transfer Agent, Escrow Agent, Paying Agent, Registrar & Trustee Fees. . $9,900
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,760
                                                                       -------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$61,300
                                                                       =======

Item 26.  Recent Sale of Unregistered Securities

     The following table sets forth the Company's sales of unregistered securities in the last three years. No underwriters were involved in any of such sales nor were any commissions or similar fees paid by the Registrant with respect thereto. The Company claims exemption from registration for these issuances under Section 4(2) of the Securities Act of 1933, as amended. These securities were sold as a private placement to the original members, each of which is an accredited investor as defined under the Securities Act of 1933, as amended.

 Date           Title                       Identity
of Sale     of Securities  Amount Sold     of Purchaser  Consideration
08/20/98    Membership     265,000 Units  The Forsythe   Issued in exchange
             Interest                         Group      for services
                                                         rendered in
                                                         connection with
                                                         developing plans for
                                                         construction,
                                                         obtaining State Fire
                                                         Marshall approval of
                                                         the plans and getting
                                                         approval of the proper
                                                         zoning of the Project
                                                         and $91,000 in cash

09/30/98    Membership     21,500 Units    Joanne        Issued in exchange
             Interest                     Caldwell-      for services rendered
                                           Bayles        in connection with the
                                                         formation of the
                                                         Company and $2,000 in
                                                         cash

10/19/98    Memership      85,000 Units    Joanne        Issued in exchange
             Interest                     Caldwell-      for services rendered
                                           Bayles        in connection with the
                                                         interior design of the
                                                         Facilities and market
                                                         research studies for
                                                         the Facilities

11/10/98    Membership    203,739 Units    Joanne        Issued in exchange for
             Interest                     Caldwell-      $203,739 in cash
                                           Bayles

11/10/98    Membership    270,000 Units    Joanne        Issued in exchange for
             Interest                     Caldwell-      services rendered in
                                           Bayles        connection with
                                                         selecting the location
                                                         and purchasing of the
                                                         land on which the
                                                         Bastrop and Farmerville
                                                         Projects are to be
                                                         built, developing the
                                                         plans for construction,
                                                         obtaining State Fire
                                                         Marshall approval of
                                                         the plans and getting
                                                         approval of the proper
                                                         zoning of the Bastrop
                                                         and Farmerville
                                                         Projects

11/10/98    Membership    267,523.5 Units The Forsythe   Issued in exchange for
             Interest                       Group        services rendered in
                                                         connection with
                                                         selecting the location
                                                         and purchasing of the
                                                         land on which the
                                                         Natchitoches Project
                                                         is to be built,
                                                         developing the plans
                                                         for construction,
                                                         obtaining Sate Fire
                                                         Marshall approval of
                                                         the plans and getting
                                                         approval of the proper
                                                         zoning of the
                                                         Natchitoches Project
                                                         and $132,523.50 in
                                                         cash


Item 27.  Exhibits

        Exhibit
        Number      Description
        1(a)        Form of Underwriting Agreement
        1(b)        Form of Selling Group Agreement
        1(c)        Form of Proceeds Escrow Agreement
        3(a)        Articles of Organization
        3(b)        Operating Agreement
        4(a)        Specimen of Bond Certificate
        4(b)        Form of Trust Indenture
        4(c)        Form of Lienholders Agreements
        5(a)        Opinion of Bobby L. Culpepper, Esq.
        10(a)       Construction Management Contract - Minden Facility
        10(b)       Construction Management Contract - Bastrop Facility
        10(c)       Construction Management Contract - Farmerville Facility
        10(d)       Construction Management Contract - Natchitoches Facility
        10(e)       Construction Loan Agreement - Minden
        10(f)       Interim Loan Agreement - Oak Creek
        10(g)       Construction Loan Agreement - Bastrop
        10(h)       Construction Loan Agreement - Farmerville
        10(i)       Construction Loan Agreement - Natchitoches
        10(j)       Form of Management Agreements
        23(a)       Consent of William R. Hulsey, CPA
        23(b)       Consent of Bobby L. Culpepper, Esq.
        23(c)       Consent of Appraiser - Minden
        23(d)       Consent of Appraiser - Oak Creek
        23(e)       Consent of Appraiser - Bastrop
        23(f)       Consent of Appraiser - Farmerville
        23(g)       Consent of Appraiser - Natchitoches
        99(a)       Appraisal - Minden
        99(b)       Appraisal - Oak Creek
        99(c)       Appraisal - Bastrop
        99(d)       Appraisal - Farmerville
        99(e)       Appraisal - Natchitoches
        99(f)       Environmental Report - Minden
        99(g)       Environmental Report - Bastrop
        99(h)       Environmental Report - Farmerville
        99(i)       Environmental Report - Natchitoches


Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities
Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
     (iii) Include any additional or changed material information on the plan of distribution.

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant, The Biltmore Group of Louisiana, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of West Monroe, State of Louisiana,
on this  12th  day of  February          , 1999.
        -------        ------------------

                                   The Biltmore Group of Louisiana, L.L.C.


                                   By: /s/JOANNE M CALDWELL-BAYLES
                                       -----------------------------------
                                           Joanne. M. Caldwell-Bayles
                                                 Managing Member




     In accordance with the requirement of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities
indicated on  February 12    , 1999.
             ----------------

Signature                          Title


/S/JOANNE M CALDWELL-BAYLES        Managing Member (Chief Executive Officer
------------------------------     and Chief Financial Officer)
Joanne M. Caldwell-Bayles